                                                                   EXHIBIT 10.34

                                                                  EXECUTION COPY

================================================================================

                              AMENDED AND RESTATED

                                     364-DAY

           COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT

                           Dated as of March 18, 2003

                                      among

                          AT&T WIRELESS SERVICES, INC.,

                            THE LENDERS PARTY HERETO,

                 JPMORGAN CHASE BANK and BANK OF AMERICA, N.A.,
                            as Administrative Agents,

                              JPMORGAN CHASE BANK,
                                as Paying Agent,

                      CITIBANK, N.A. and MERRILL LYNCH BANK

                              as Syndication Agents

                                       and

         LEHMAN COMMERCIAL PAPER INC.,HSBC BANK USA and DEUTSCHE BANK AG

                             as Documentation Agents
                               __________________

    J.P. MORGAN SECURITIES INC. and BANC OF AMERICA SECURITIES LLC, as Joint
                         Lead Arrangers and Bookrunners

================================================================================

                                                                [CS&M #6701-173]

                                                                  EXECUTION COPY

                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----

                                    ARTICLE I

                                   DEFINITIONS
SECTION 1.01.   Defined Terms...............................................        1
SECTION 1.02.   Terms Generally.............................................       16

                                   Article II

                                   The Credits

SECTION 2.01.   Commitments.................................................       16
SECTION 2.02.   Loans.......................................................       17
SECTION 2.03.   Competitive Bid Procedure...................................       18
SECTION 2.04.   Standby Borrowing Procedure.................................       20
SECTION 2.05.   Letters of Credit...........................................       21
SECTION 2.06.   Conversion and Continuation of Standby Loans................       24
SECTION 2.07.   Fees........................................................       26
SECTION 2.08.   Extension of Maturity Date..................................       27
SECTION 2.09.   Repayment of Loans; Evidence of Debt........................       27
SECTION 2.10.   Interest on Loans...........................................       28
SECTION 2.11.   Default Interest............................................       28
SECTION 2.12.   Alternate Rate of Interest..................................       28
SECTION 2.13.   Termination and Reduction of Commitments....................       29
SECTION 2.14.   Prepayment..................................................       29
SECTION 2.15.   Reserve Requirements; Change in Circumstances...............       30
SECTION 2.16.   Change in Legality..........................................       31
SECTION 2.17.   Indemnity...................................................       32
SECTION 2.18.   Pro Rata Treatment..........................................       33
SECTION 2.19.   Sharing of Setoffs..........................................       34
SECTION 2.20.   Payments....................................................       34
SECTION 2.21.   Taxes.......................................................       34
SECTION 2.22.   Mandatory Assignment; Commitment Termination................       37
SECTION 2.23.   Change of Control...........................................       37

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

SECTION 3.01.   Organization; Powers........................................       38
SECTION 3.02.   Authorization...............................................       38
SECTION 3.03.   Enforceability..............................................       38
SECTION 3.04.   Governmental Approvals......................................       39
SECTION 3.05.   Financial Statements........................................       39
SECTION 3.06.   Litigation; Compliance with Laws............................       39
SECTION 3.07.   Federal Reserve Regulations.................................       40
SECTION 3.08.   Investment Company Act; Public Utility Holding Company Act..       40
SECTION 3.09.   Use of Proceeds.............................................       40
SECTION 3.10.   No Material Misstatements...................................       40
SECTION 3.11.   Tax Returns.................................................       40
SECTION 3.12.   ERISA.......................................................       40
SECTION 3.13.   Environmental Matters.......................................       40

                                   ARTICLE IV

                                   CONDITIONS

SECTION 4.01.   All Borrowings..............................................       41
SECTION 4.02.   Effective Date..............................................       41

                                    ARTICLE V

                              AFFIRMATIVE COVENANTS

SECTION 5.01.   Existence; Conduct of Business..............................       42
SECTION 5.02.   Financial Statements, Reports, etc..........................       42
SECTION 5.03.   Records; Inspection Rights..................................       44
SECTION 5.04.   Use of Proceeds.............................................       44
SECTION 5.05.   Notices of Material Events..................................       44
SECTION 5.06.   Payment of Obligations......................................       44
SECTION 5.07.   Maintenance of Properties; Insurance........................       45
SECTION 5.08.   Compliance with Laws........................................       45

                                   ARTICLE VI

                               NEGATIVE COVENANTS

SECTION 6.01.   Limitation on Liens.........................................       45
SECTION 6.02.   Limitations on Indebtedness.................................       46
SECTION 6.03.   Interest Coverage Test......................................       47
SECTION 6.04.   Consolidations, Mergers and Sales of Assets.................       47
SECTION 6.05.   Actions Limiting Amounts Permitted to be Guaranteed.........       47

                                   ARTICLE VII

                                EVENTS OF DEFAULT

                                  ARTICLE VIII

                                   THE AGENTS

                                   ARTICLE IX

                                  MISCELLANEOUS

SECTION 9.01.   Notices.....................................................       52
SECTION 9.02.   Survival of Agreement.......................................       53
SECTION 9.03.   Binding Effect..............................................       53
SECTION 9.04.   Successors and Assigns......................................       53
SECTION 9.05.   Expenses; Indemnity.........................................       56
SECTION 9.06.   Applicable Law..............................................       57
SECTION 9.07.   Waivers; Amendment..........................................       57
SECTION 9.08.   Entire Agreement............................................       58
SECTION 9.09.   Severability................................................       58
SECTION 9.10.   Counterparts................................................       58
SECTION 9.11.   Headings....................................................       58
SECTION 9.12.   Jurisdiction, Etc...........................................       58
SECTION 9.13.   Waiver of Jury Trial........................................       59

Exhibits and Schedules

Exhibit A-1.  Form of Competitive Bid Request
Exhibit A-2.  Form of Notice of Competitive Bid Request
Exhibit A-3.  Form of Competitive Bid
Exhibit A-4.  Form of Competitive Bid Accept/Reject Letter
Exhibit A-5.  Form of Standby Borrowing Request
Exhibit B     Administrative Questionnaire
Exhibit C     Form of Assignment and Acceptance
Exhibit D-1   Form of Effective Date Opinion of Counsel for Borrower
Exhibit D-2   Form of Opinion of Counsel for Borrower Relating to
                Telecorp Guarantors
Exhibit E     Form of Note
Exhibit F     Form of Subsidiary Guarantee Agreement

Schedule 2.01 Commitments
Schedule 6.01 Existing Liens
Schedule 6.02 Existing Indebtedness

                              AMENDED AND RESTATED 364-DAY COMPETITIVE ADVANCE
                        AND REVOLVING CREDIT FACILITY AGREEMENT dated as of March 18, 2003, among AT&T WIRELESS SERVICES, INC., a Delaware corporation (the "Borrower"); the Lenders from time to time party hereto; JPMORGAN CHASE ("JPMCB") and BANK OF AMERICA, N.A., as administrative agents for the Lenders (in such capacity, the "Administrative Agents"); and JPMCB, as paying agent for the Lenders (in such capacity, the "Paying Agent");

                        The Borrower, the Administrative Agents, the
Paying Agent and certain of the Lenders are parties to a 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of March 23, 2001, as amended and restated as of March 15, 2002 (as so amended and restated, the "Existing Credit Agreement"). The parties hereto desire to amend the Existing Credit Agreement and to restate it in its entirety giving effect to such amendment. Accordingly, the parties hereto agree that the Existing Credit Agreement shall be amended and restated to read in its entirety as set forth herein:

            The Borrower has requested the Lenders to extend credit to the Borrower to enable it to (a) borrow on a standby revolving credit basis at any time and from time to time on and after the date hereof and prior to the Termination Date (as herein defined) a principal amount not in excess of $1,250,000,000 at any time outstanding, (b) obtain Letters of Credit in an aggregate stated amount that will not result in the LC Exposure exceeding $100,000,000 at any time and (c) to establish procedures pursuant to which the Borrower may invite the Lenders to bid on an uncommitted basis on short-term borrowings by the Borrower maturing on or prior to the Termination Date. The proceeds of borrowings hereunder are to be used for working capital and other general corporate purposes, including capital and other expenditures in connection with the build-out and operation of the Borrower's wireless system and the provision of liquidity in connection with any commercial paper program of the Borrower. The Letters of Credit will be used for general corporate purposes of the Borrower. The Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions herein set forth.

            Accordingly, the Borrower, the Lenders and the Agents agree as follows:

                                   ARTICLE I

                                   Definitions

            SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

            "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

             "ABR Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

            "Administrative Agents" shall have the meaning specified in the recital of parties to this Agreement.

            "Administrative Fees" shall have the meaning assigned to such term in Section 2.07(c).

            "Administrative Questionnaire" shall mean an Administrative Questionnaire in the form of Exhibit B hereto.

            "Affiliate" shall mean, when used with respect to a specified person, another person that directly or indirectly controls or is controlled by or is under common control with the person specified.

            "Agents" shall mean the Administrative Agents and the Paying Agent.

            "Alternate Base Rate" shall mean, for any day, a rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the greater of
(a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. If for any reason the Paying Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability of the Paying Agent to obtain sufficient quotations in accordance with the terms thereof, the Alternate Base Rate shall be determined without regard to clause (b) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

            "Applicable Percentage" shall mean, with respect to any Lender, the percentage of the Total Commitments represented by such Lender's Commitment. If the Commitments have expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

            "Applicable Rate" shall mean, for any day, with respect to any Standby Loan, or with respect to the facility fees payable hereunder, as the case may be, the applicable rate per annum set forth in the table below under the caption "Eurodollar Spread", "ABR Spread" or "Facility Fee Rate", as the case may be, based upon the ratings of S&P and Moody's, respectively, applicable on such date to the Index Debt:

 INDEX DEBT RATINGS    FACILITY FEE
   (S&P/MOODY'S)           RATE       EURODOLLAR SPREAD    ABR SPREAD
--------------------   -------------  -----------------   ------------
     Category 1           0.100             0.650              0
  A-/A3 or higher

     Category 2           0.125             0.875              0
     BBB+/Baa1

     Category 3           0.150             1.100            0.100
      BBB/Baa2

     Category 4           0.200             1.300            0.300
     BBB-/Baa3

     Category 5           0.250             2.000            1.000
     lower than
BBB-/Baa3 or unrated

            For purposes of the foregoing, (a) if either S&P or Moody's shall not have in effect a rating for the Index Debt (other than by reason of the circumstances referred to in the penultimate sentence of this definition), then such rating agency shall be deemed to have established a rating in Category 5;
(b) if the ratings established or deemed to have been established by S&P and Moody's for the Index Debt shall fall within different Categories, the Applicable Rate shall be based on the higher of the two ratings unless (i) one of the two ratings is two or more Categories lower than the other, in which case the Applicable Rate shall be determined by reference to the Category next above that of the lower of the two ratings or (ii) the Borrower's Short-Term Debt is rated less than A2 or P2 or is unrated by either rating agency, in which case the lower rating will apply, and (c) if the ratings established or deemed to have been established by S&P or Moody's for the Index Debt shall be changed (other than as a result of a change in the rating system of S&P or Moody's), such change shall be effective as of the date on which it is first announced by the applicable rating agency. Each change in the Applicable Rate shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change. If the rating system of S&P or Moody's shall change, or if either such rating agency shall cease to be in the business of rating corporate debt obligations, the Borrower and the Lenders shall negotiate in good faith to amend this definition to reflect such changed rating system or the unavailability of ratings from such rating agency and, pending the effectiveness of any such amendment, the Applicable Rate shall be determined by reference to the rating of such rating agency most recently in effect prior to such change or cessation. Notwithstanding the foregoing, (i) for each day on which the sum of (A) the aggregate outstanding principal amount of the Loans , (B) the LC Exposure and
(C) the aggregate outstanding principal amount of loans under the Five-Year Credit Agreement shall exceed 33 1/3% of the sum of the Total Commitments hereunder and the total commitments under the Five-Year Credit Agreement as of such day, and for each day after the termination of the Commitments on which Loans are outstanding or there is any LC Exposure, each rate set forth in the table above under the caption "Eurodollar Spread" or "ABR Spread" shall be increased by 0.250% per annum, and (ii) for each day after the Termination Date, each rate set forth in the table above under the caption "Eurodollar Spread" or "ABR Spread" shall be increased by an additional 1.00% per annum at all times when the ratings of S&P and Moody's applicable to the Index Debt shall be at least BBB- and Baa3, respectively, and 2.00% per annum at all other times.

            "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee with the consent of the Borrower, and accepted by the Paying Agent in accordance with Section 9.04(e), in the form of Exhibit C hereto.

            "AT&T" shall mean, AT&T Corp., a Delaware corporation.

            "AT&T Wireless Group" shall refer to such entity described in the Form S-4.

            "AT&T Wireless Tracking Stock" shall refer to such stock described in the Form S-4.

            "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

            "Board of Directors" shall mean the Board of Directors of the Borrower or any duly authorized committee thereof.

            "Borrowing" shall mean a group of Loans of a single Type made by the Lenders (or, in the case of a Competitive Borrowing, by the Lender or Lenders whose Competitive Bids have been accepted pursuant to Section 2.03) on a single date and as to which a single Interest Period is in effect.

            "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the State of New York) on which banks are open for business in New York City; provided, however, that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

            "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

            "Change of Control" shall have the meaning set forth in Section
2.23.

            "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

             "Commitment" shall mean, with respect to each Lender, the commitment of such Lender as set forth in Schedule 2.01 hereto or in the Assignment and Acceptance pursuant to which such Lender shall have assumed a commitment hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.13 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial aggregate amount of the Lenders' Commitments is $1,250,000,000.

            "Competitive Bid" shall mean an offer by a Lender to make a Competitive Loan pursuant to Section 2.03.

            "Competitive Bid Accept/Reject Letter" shall mean a notification made by the Borrower pursuant to Section 2.03(d) in the form of Exhibit A-4.

            "Competitive Bid Rate" shall mean, as to any Competitive Bid made by a Lender pursuant to Section 2.03(b), (i) in the case of a Eurodollar Loan, the Margin, and (ii) in the case of a Fixed Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

            "Competitive Bid Request" shall mean a request made pursuant to
Section 2.03 in the form of Exhibit A-1.

            "Competitive Borrowing" shall mean a Borrowing consisting of a Competitive Loan or concurrent Competitive Loans from the Lender or Lenders whose Competitive Bids for such Borrowing have been accepted by the Borrower under the bidding procedure described in Section 2.03.

            "Competitive Loan" shall mean a Loan from a Lender to the Borrower pursuant to the bidding procedure described in Section 2.03. Each Competitive Loan shall be a Eurodollar Competitive Loan or a Fixed Rate Loan.

            "Consolidated" refers to the consolidation of accounts of the Borrower and the Subsidiaries (giving effect to the proviso in the definition of such term) in accordance with GAAP.

            "Consolidated Interest Expense" shall mean, for any period, the total interest expense of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Assets" shall mean, on any date, the total assets of the Borrower and its Subsidiaries less the total liabilities of the Borrower and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Indebtedness" shall mean, on any date, the total Indebtedness of the Borrower and its Subsidiaries on such date minus the aggregate amount of all cash and cash equivalents of the Borrower and its Subsidiaries on such date, all determined on a consolidated basis in accordance with GAAP; provided, that on and at all times after the

Termination Date, the amount of cash and cash equivalents that may be taken into account in determining Consolidated Net Indebtedness shall be limited to $1,000,000,000.

            "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

            "Derivatives Obligations" of any Person shall mean all obligations of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, currency option, futures or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

            "DoCoMo" shall mean NTT DoCoMo Inc., a corporation organized under the laws of Japan, and its successors and assigns.

            "DoCoMo Investment" shall mean the acquisition by DoCoMo of AT&T Wireless Group Tracking Stock and Warrants for an aggregate purchase price of $9,811,079,720 on January 22, 2001.

            "DoCoMo Repurchase Obligation" shall mean any obligation of the Borrower or any Subsidiary to pay any amounts in respect of the repurchase of
(a) any Equity Interests that shall have been purchased by DoCoMo as part of the DoCoMo Investment or (b) any Equity Interests or other securities received by DoCoMo in exchange for or upon the conversion of the Equity Interests referred to in the preceding clause (a) or in this clause (b); provided, that for purposes of Article VII, a DoCoMo Repurchase Obligation shall be deemed to exist only at such time as the Borrower shall be actually, and not merely contingently, obligated to pay such amounts and, if AT&T or the Borrower has exercised its right to cause DoCoMo to sell all or part of such Equity Interests pursuant to the Investor Agreement dated as of December 20, 2000, shall be calculated net of any proceeds that have been received by DoCoMo from, and only after giving effect to, any such sale.

            "dollars" or "$" shall mean lawful money of the United States of America.

            "Effective Date" means the date on which the conditions specified in
Section 4.02 are satisfied (or waived in accordance with Section 9.07).

            "Environmental Laws" shall mean all current and future federal, state, local and foreign laws (including common law), treaties, regulations, rules, ordinances, codes, decrees, judgments, injunctions, notices, directives and orders (including consent orders), in each case, relating to protection of the environment, natural resources, human health and safety or the presence, Release of, or exposure to, Hazardous Materials, or the generation, manufacture, processing, distribution, use, treatment, storage, transport, recycling of handling of, or the arrangement for such activities with respect to, Hazardous Materials. For purposes of this definition, "Release" shall mean release, spill, emission, leaking, dumping, injection, pouring, deposit, disposal, discharge, dispersal, leaching or migration into or through the environment or within or upon any building, structure, facility or fixture; and "Hazardous Materials" shall mean all explosive or radioactive substances, wastes or other pollutants, including (i) any petroleum products or byproducts and all other hydrocarbons, coal ash, radon gas, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, chlorofluorocarbons and all other ozone-depleting substances, and radio-frequency and electromagnetic field radiation or emissions and (ii) any chemical, material, substance or waste that is prohibited, limited or regulated by or pursuant to any Environmental Law.

            "Equity Interests" shall mean, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

            "ERISA Affiliate" shall mean any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under
Section 414 of the Code.

            "ERISA Event" shall mean (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

            "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar Loans.

             "Eurodollar Competitive Loan" shall mean any Competitive Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

            "Eurodollar Loan" shall mean any Eurodollar Competitive Loan or Eurodollar Standby Loan.

            "Eurodollar Standby Loan" shall mean any Standby Loan bearing interest at a rate determined by reference to the LIBO Rate in accordance with the provisions of Article II.

            "Event of Default" shall have the meaning assigned to such term in
Article VII.

            "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

            "Existing Credit Agreement" shall have the meaning assigned to such term in the preamble hereto.

            "Facility Fee" shall have the meaning assigned to such term in
Section 2.07(a).

            "Federal Funds Effective Rate" shall mean, for any day, the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as released on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so released for any day which is a Business Day, the arithmetic average (rounded upwards to the next 1/100th of 1%), as determined by the Paying Agent, of the quotations for the day of such transactions received by the Paying Agent from three Federal funds brokers of recognized standing selected by it.

            "Fee Letter" shall mean the Fee Letter dated January 31, 2003, among the Borrower, the Joint Lead Arrangers and the Administrative Agents.

            "Financial Officer" of any corporation shall mean the chief financial officer, principal accounting officer, Treasurer or Assistant Treasurer of such corporation.

            "FIN 46" shall mean FASB Interpretation No. 46, Consolidation of Variable Interest Entities as issued on January 17, 2003.

            "FIN 46 Subsidiary" shall mean any Person whose accounts and/or financial statements are required to be consolidated with those of the Borrower following the application of FIN 46 but whose accounts and/or financial statements would not have been required to be so consolidated but for the adoption of FIN 46.

            "Five-Year Credit Agreement" shall mean the Borrower's Five-Year Credit Agreement dated as of March 23, 2001, as amended from time to time.

            "Fixed Rate Borrowing" shall mean a Borrowing comprised of Fixed Rate Loans.

             "Fixed Rate Loan" shall mean any Competitive Loan bearing interest at a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Loan in its Competitive Bid.

            "Form S-4" shall mean Amendment No. 1 to the Registration Statement on Form S-4 of AT&T filed with the SEC on February 23, 2001.

            "GAAP" shall mean generally accepted accounting principles, applied on a consistent basis.

            "Governmental Authority" shall mean any Federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory body.

            "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business.

            "Guarantee Requirement" shall mean, at any time, the requirement that the Subsidiary Guarantee Agreement shall have been executed and delivered by each Tritel Guarantor and Other Subsidiary Guarantor (and, at all times after June 30, 2003, by each Telecorp Guarantor) and shall be in full force and effect as a legal, valid and binding agreement of each such Person, enforceable in accordance with its terms. Notwithstanding any other provision herein, the Guarantee Requirement shall not be required to be satisfied at any time when the aggregate Indebtedness of the Telecorp Guarantors, the Tritel Guarantors and the Other Subsidiary Guarantors (other than Indebtedness under the Subsidiary Guarantee Agreement) shall be less than $500,000,000 (but shall be required to be satisfied at any subsequent time when the aggregate amount of such Indebtedness shall be equal to or greater than $500,000,000).

            "Indebtedness" of any Person shall mean (a) all indebtedness for money borrowed that is created, assumed or incurred in any manner by such Person, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (d) all Capital Lease Obligations of such Person and (e) all Guarantees of such Person.

             "Index Debt" shall mean senior, unsecured, long-term indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

            "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable thereto and, in the case of a Eurodollar Loan with an Interest Period of more than three months' duration or a Fixed Rate Loan with an Interest Period of more than 90 days' duration, each day that would have been an Interest Payment Date for such Loan had successive Interest Periods of three months' duration or 90 days' duration, as the case may be, been applicable to such Loan and, in addition, the date of any conversion of such Loan to a Loan of a different Type.

            "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as the case may be, and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31, (ii) the Maturity Date, and (iii) the date such Borrowing is converted to a Borrowing of a different Type in accordance with Section 2.06 or repaid or prepaid in accordance with Section
2.09 or Section 2.14 and (c) as to any Fixed Rate Borrowing, the period commencing on the date of such Borrowing and ending on the date specified in the Competitive Bids in which the offer to make the Fixed Rate Loans comprising such Borrowing were extended, which shall not be earlier than seven days after the date of such Borrowing or later than 360 days after the date of such Borrowing; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of Eurodollar Loans only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

            "Issuing Bank" means JPMCB and any one or more other Lenders designated in writing by the Borrower in a notice delivered to the Administrative Agents, and their respective successors in such capacity; provided that such other Lenders shall have consented to such designation. The Issuing Banks may, in their respective discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Banks, in which case the term "Issuing Bank" shall include any such Affiliates with respect to Letters of Credit issued by such Affiliates.

            "Joint Lead Arrangers" shall mean J.P. Morgan Securities Inc., and Banc of America Securities LLC, as joint lead arrangers and bookrunners for the credit facility established hereby.

            "JPMCB" means JPMorgan Chase Bank and its successors.

             "LC Disbursement" means a payment made by any Issuing Bank pursuant to a Letter of Credit.

            "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

            "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Acceptance.

            "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

            "LIBO Rate" shall mean, with respect to each Interest Period, a rate of interest determined on the basis of at least two offered rates for deposits in United States dollars for a period equal to such Interest Period commencing on the first day of such Interest Period appearing on the Reuters Screen LIBO Page as of 11:00 a.m. (London time) on the day that is two Business Days prior to the first day of such Interest Period. If at least two such offered rates appear on the Reuters Screen LIBO Page, the rate with respect to each Interest Period will be the arithmetic average (rounded upwards to the next 1/16th of 1%) of such offered rates. If fewer than two offered rates appear, "LIBO Rate" in respect of any Interest Period will be determined on the basis of the rates at which deposits in United States dollars are offered by the Paying Agent at approximately 11:00 a.m. (London time) on the day that is two Business Days preceding the first day of such Interest Period to prime banks in the London interbank market for a period equal to such Interest Period commencing on the first day of such Interest Period.

            "Lien" shall mean any mortgage, pledge, security interest, lien, charge or other encumbrance of any kind, or any other type of preferential treatment that has substantially the same practical effect as a security interest. For purposes hereof, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

            "Loan" shall mean a Competitive Loan or a Standby Loan, whether made as a Eurodollar Loan, an ABR Loan or a Fixed Rate Loan, as permitted hereby.

            "Loan Documents" shall mean, collectively, this Agreement, the Notes, if any, and the Subsidiary Guarantee Agreement.

            "Loan Party" shall mean the Borrower and each Subsidiary that is, or is required to be, a party to the Subsidiary Guarantee Agreement.

            "Margin" shall mean, as to any Eurodollar Competitive Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four decimal places) to be added to or subtracted from the LIBO Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

            "Margin Regulations" shall mean Regulations T, U and X of the Board as from time to time in effect, and all official rulings and interpretations thereunder or thereof.

            "Margin Stock" shall have the meaning given such term under Regulation U of the Board.

            "Material Adverse Effect" shall mean a materially adverse effect on the business, financial condition or results of operations of the Borrower and its Subsidiaries taken as a whole.

            "Material Financial Obligations" shall mean Indebtedness (except Indebtedness outstanding hereunder) and/or payment or collateralization obligations in respect of Derivatives Obligations of the Borrower and its Subsidiaries exceeding in the aggregate $150,000,000.

            "Material Indebtedness" means Indebtedness (except Indebtedness outstanding hereunder) of the Borrower and its Subsidiaries in an aggregate principal amount exceeding $150,000,000.

            "Maturity Date" shall mean the Termination Date, unless extended pursuant to Section 2.08, in which case "Maturity Date" shall mean the first anniversary of the Termination Date.

            "Moody's" shall mean Moody's Investors Service, Inc. or any successor rating agency.

            "Multiemployer Plan" shall mean a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

            "Note" shall mean a promissory note of the Borrower, issued pursuant to Section 9.04(i) and payable to the order of any Lender, in substantially the form of Exhibit E hereto, evidencing the aggregate Indebtedness of the Borrower to such Lender resulting from the Loans made by such Lender.

            "Operational EBITDA" shall mean, for any period, consolidated operating income (or loss) of the Borrower and its Subsidiaries as reported in the annual audited and quarterly unaudited financial statements of the Borrower included in the SEC filings described in Section 5.02(a) and (b) increased, to the extent such items were deducted in determining such operating income (loss), by the sum of (a) depreciation and amortization, (b) asset impairment charges,
(c) restructuring and other charges and (d) non-cash compensation on the Borrower's equity compensation plans; provided that Operational EBITDA shall be calculated without regard to discontinued operations. If the Borrower acquires (whether by purchase, merger, consolidation or otherwise) all or substantially all of the assets or property of any other Person, or engages in any asset sale permitted by Section 6.05, during any period in respect of which Operational EBITDA is to be determined hereunder, such Operational EBITDA will be determined on a pro forma basis as if such acquisition or such asset sale, and any related incurrence or repayment of Indebtedness, had occurred on the first day of the relevant period if the Operational EBITDA attributable to such acquisition or assets sold represents more than 10% of the Borrower's Operational EBITDA calculated immediately prior to giving effect to such acquisition or such asset sale.

            "Optional Termination" shall have the meaning set forth in Section 2.23.

            "Other Subsidiary Guarantors" shall mean, at any time, (a) any majority owned Subsidiary of the Borrower (other than the Telecorp Guarantors and the Tritel Guarantors) any Indebtedness of which (other than Indebtedness consisting of obligations to sellers under purchase contracts for assets to be used in telecom operations) shall be supported by any Guarantee of the Borrower, and (b) any Subsidiary of a Subsidiary referred to in the preceding clause (a) that shall be a party to any Guarantee of the Indebtedness referred to in such clause (a).

            "Paying Agent" shall have the meaning specified in the recital of parties to this Agreement.

            "PBGC" shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

            "Performance Letter of Credit" shall mean a Letter of Credit supporting contractual obligations for supply, service, or construction contracts, including but not limited to, bid, performance, advance payment, warranty retention availability, and defects liability obligations.

            "Person" or "person" shall mean any natural person, corporation, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

            "Plan" shall mean any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

            "Prime Rate" shall mean the rate of interest per annum publicly announced from time to time by the Paying Agent as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective on the date such change is publicly announced as effective.

            "Receivables Securitization Transaction" shall mean the transfer or pledge of accounts receivable and related property, or of interests therein (collectively, "Receivables") (i) to a trust, partnership, corporation or other entity, which transfer or pledge is funded by such entity in whole or in part with the proceeds of indebtedness or securities that are paid principally from the cash flow derived from such accounts receivable or (ii) directly to an investor or other purchaser or financing party.

            "Register" shall have the meaning given such term in Section
9.04(d).

            "Regulation D" shall mean Regulation D of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

            "Related Parties" shall mean, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's affiliates.

            "Required Lenders" shall mean, at any time, Lenders having Commitments representing more than 50% of the Total Commitment at such time or, if the Commitments shall have been terminated, or for purposes of acceleration pursuant to clause (ii) of Article VII, Lenders having outstanding Loans and LC Exposures representing more than 50% of the sum of the aggregate amount of the outstanding Loans and the aggregate LC Exposures at such time.

            "Responsible Officer" of any corporation shall mean any executive officer or Financial Officer of such corporation and any other officer or similar official thereof responsible for the administration of the obligations of such corporation in respect of the Loan Documents.

            "S&P" shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor rating agency.

            "SEC" shall mean the United States Securities and Exchange
Commission.

            "Short-Term Debt" shall mean senior, unsecured short-term Indebtedness for borrowed money of the Borrower that is not guaranteed by any other Person or subject to any other credit enhancement.

            "Significant Subsidiary" shall mean any Subsidiary that would meet the definition of a "significant subsidiary" set forth as of the date hereof in Regulation S-X of the SEC.

            "Standby Borrowing" shall mean a Borrowing consisting of simultaneous Standby Loans from each of the Lenders.

            "Standby Borrowing Request" shall mean a request made pursuant to
Section 2.04 in the form of Exhibit A-5.

            "Standby Credit Exposure" shall mean, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Standby Loans and its LC Exposure at such time.

            "Standby Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.04. Each Standby Loan shall be a Eurodollar Standby Loan or an ABR Loan.

             "Subsidiary" shall mean, at any time, with respect to any Person (the "parent") (a) any other Person a majority of the Voting Equity Interests of which are at such time controlled, directly or indirectly, by the parent or by one or more Subsidiaries of the parent and (b) any other Person whose accounts and/or financial statements are consolidated in accordance with GAAP with those of the Borrower for purposes of the consolidated financial statements included in the reports furnished pursuant to Section 6.02; provided that the term "Subsidiary" shall not include any FIN 46 Subsidiary. For purposes hereof, "Voting Equity Interests" are Equity Interests entitled to vote under ordinary circumstances (and not merely upon the occurrence of a contingency) in the election of directors (or comparable management positions). When used without reference to any parent, the term "Subsidiary" shall mean a Subsidiary of the Borrower.

            "Subsidiary Guarantee Agreement" shall mean a Guarantee Agreement in the form of Exhibit F hereto among the Tritel Guarantors, the Telecorp Guarantors, any Other Subsidiary Guarantors and the Paying Agent, acting on behalf of the holders from time to time of the Obligations (as defined in such Guarantee Agreement).

            "Taxes" shall have the meaning assigned to such term in Section 2.21(a).

            "Telecorp Guarantors" shall mean, at any time, Telecorp Wireless, Inc., a wholly owned Subsidiary of the Borrower, and any Subsidiary of Telecorp Wireless, Inc. that on the date hereof shall be, or at any time hereafter shall have been, a party to any Guarantee of Indebtedness of Telecorp Wireless, Inc.

            "Telecorp Indentures" shall mean (a) the Indenture dated as of April 23, 1999, between Telecorp PCS, Inc. and Bankers Trust Company, as trustee, and
(b) the Indenture dated as of July 14, 2000, between Telecorp PCS, Inc. and Bankers Trust Company, as trustee.

            "Termination Date" shall mean March 16, 2004.

            "Total Commitment" shall mean, at any time, the aggregate amount of Commitments of all the Lenders, as in effect at such time.

            "Tower Monetization Transaction" shall mean, at any time, any financing in which the Borrower or any Subsidiary incurs Indebtedness (including Capital Lease Obligations) secured solely by Liens on interests in cellular towers and related equipment and rights.

            "Tritel Guarantors" shall mean, at any time, Tritel, Inc., a wholly owned Subsidiary of the Borrower, Tritel PCS, Inc., a wholly owned Subsidiary of Tritel, Inc., and any other Subsidiary of Tritel, Inc. that on the date hereof shall be, or at any time hereafter shall have been, a party to any Guarantee of Indebtedness of Tritel, Inc.

            "Tritel Indentures" shall mean (a) the Indenture dated as of May 11, 1999, among Tritel PCS, Inc., Tritel, Inc., Tritel Communications, Inc., Tritel Finance, Inc. and The Bank of New York, as trustee, and (b) the Indenture dated as of January 24, 2001, between Tritel PCS, Inc. and Firstar Bank, N.A., as trustee.

             "Type", when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, "Rate" shall include the LIBO Rate, the Alternate Base Rate and the Fixed Rate.

            "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

            SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. All references herein to the "date hereof" or the "date of this Agreement" shall be deemed to refer to March 18, 2003. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Paying Agent that the Borrower wishes to amend any covenant in Article VI to eliminate the effect of any change in GAAP on the operation of such covenant (or if the Paying Agent notifies the Borrower that the Required Lenders wish to amend
Article VI for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Lenders.

                                   ARTICLE II

                                   The Credits

            SECTION 2.01. Commitments. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Standby Loans to the Borrower, at any time and from time to time on and after the date hereof and until the earlier of the Termination Date and the termination of the Commitment of such Lender, in an aggregate principal amount at any time outstanding not to exceed such Lender's Commitment minus the sum of such Lender's LC Exposure at such time and the amount by which the Competitive Loans outstanding at such time shall be deemed to have used such Commitment pursuant to Section 2.18, subject, however, to the conditions that (i) at no time shall (A) the sum of (x) the outstanding aggregate principal amount of all Standby Loans made by all Lenders plus (y) the outstanding aggregate principal amount of all Competitive Loans made by all Lenders plus (z) the LC Exposure exceed (B) the Total Commitment, and (ii) at all times the outstanding aggregate principal amount of all Standby Loans made by each Lender shall equal the product of (A) its Applicable Percentage times
(B) the outstanding aggregate principal amount of all Standby Loans. Within the foregoing limits, the Borrower may borrow, pay or prepay and reborrow Standby Loans hereunder, on and after the Effective Date and prior to the Termination Date, subject to the terms, conditions and limitations set forth herein.

            SECTION 2.02. Loans.

            (a) Each Standby Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Commitments; provided, however, that the failure of any Lender to make any Standby Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). Each Competitive Loan shall be made in accordance with the procedures set forth in Section 2.03. The Standby Loans or Competitive Loans comprising any Borrowing shall be (i) in the case of Competitive Loans, in an aggregate principal amount which is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) in the case of Standby Loans, in an aggregate principal amount which is an integral multiple of $5,000,000 and not less than $10,000,000 (or an aggregate principal amount equal to the remaining balance of the available Commitments, or that is required to finance the reimbursement of an LC Disbursement as contemplated in Section 2.05).

            (b) Each Competitive Borrowing shall be comprised entirely of Eurodollar Competitive Loans or Fixed Rate Loans, and each Standby Borrowing shall be comprised entirely of Eurodollar Standby Loans or ABR Loans, as the Borrower may request pursuant to Section 2.03 or 2.04, as applicable. Each Lender may at its option make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Borrowings of more than one Type may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than 20 separate Standby Borrowings comprised of Eurodollar Standby Loans being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

            (c) Subject to Section 2.06, each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Paying Agent in New York, New York, not later than 12:00 noon, New York City time, and the Paying Agent shall by 3:00 p.m., New York City time, credit the amounts so received to the general deposit account of the Borrower with the Paying Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders; provided that ABR Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05 shall be remitted by the Paying Agent to the applicable Issuing Bank. Competitive Loans shall be made by the Lender or Lenders whose Competitive Bids therefor are accepted pursuant to Section 2.03 in the amounts so accepted. Standby Loans shall be made by the Lenders pro rata in accordance with Section 2.18. Unless the Paying Agent shall have received notice from a Lender prior to the date (or in the case of ABR Borrowings, prior to 12:00 noon New York City time on the date of such Borrowing) of any Borrowing that such Lender will not make available to the Paying Agent such

Lender's portion of such Borrowing, the Paying Agent may assume that such Lender has made such portion available to the Paying Agent on the date of such Borrowing in accordance with this paragraph (c) and the Paying Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Paying Agent, such Lender and the Borrower severally agree to repay to the Paying Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Paying Agent at (i) in the case of the Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Paying Agent such corresponding amount, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

            SECTION 2.03. Competitive Bid Procedure.

            (a) In order to request Competitive Bids, the Borrower shall hand deliver or telecopy to the Paying Agent a duly completed Competitive Bid Request in the form of Exhibit A-1 hereto, to be received by the Paying Agent (i) in the case of a Eurodollar Competitive Borrowing, not later than 10:00 a.m., New York City time, four Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 10:00 a.m., New York City time, one Business Day before a proposed Competitive Borrowing. No ABR Loan shall be requested in, or made pursuant to, a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the format of Exhibit A-1 may be rejected in the Paying Agent's sole discretion, and the Paying Agent shall promptly notify the Borrower of such rejection by telecopy. Each Competitive Bid Request shall refer to this Agreement and specify (x) whether the Borrowing then being requested is to be a Eurodollar Borrowing or a Fixed Rate Borrowing, (y) the date of such Borrowing (which shall be a Business
Day) and the aggregate principal amount thereof which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000, and
(z) the Interest Period with respect thereto (which may not end after the Termination Date). Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Paying Agent shall invite by telecopy (in the form set forth in Exhibit A-2 hereto) the Lenders to bid, on the terms and conditions of this Agreement, to make Competitive Loans pursuant to the Competitive Bid Request.

            (b) Each Lender invited to bid may, in its sole discretion, make one or more Competitive Bids to the Borrower responsive to the Borrower's Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Paying Agent via telecopy, in the form of Exhibit A-3 hereto, (i) in the case of a Eurodollar Competitive Borrowing, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing and (ii) in the case of a Fixed Rate Borrowing, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Paying Agent. Competitive Bids that do not conform substantially to the format of Exhibit A-3 may be rejected by the Paying Agent after conferring with, and upon the instruction of, the Borrower, and the Paying Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (x) the principal amount (which shall be in a minimum principal amount of $5,000,000 and in an integral multiple of $1,000,000 and which may equal the entire principal amount of the Competitive Borrowing requested by the Borrower) of the Competitive Loan or Loans that the Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Loan or Loans and (z) the Interest Period and the last day thereof. If any Lender invited to bid shall elect not to make a Competitive Bid, such Lender shall so notify the Paying Agent via telecopy (I) in the case of Eurodollar Competitive Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (II) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Loan as part of such Competitive Borrowing. A Competitive Bid submitted by a Lender pursuant to this paragraph (b) shall be irrevocable.

            (c) The Paying Agent shall promptly notify the Borrower, by telecopy, of all the Competitive Bids made, the Competitive Bid Rate and the principal amount of each Competitive Loan in respect of which a Competitive Bid was made and the identity of the Lender that made each bid. The Paying Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this
Section 2.03.

            (d) The Borrower may in its sole and absolute discretion, subject only to the provisions of this paragraph (d), accept or reject any Competitive Bid referred to in paragraph (c) above. The Borrower shall notify the Paying Agent by telephone, confirmed by telecopy in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any of or all the bids referred to in paragraph (c) above, (x) in the case of a Eurodollar Competitive Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (y) in the case of a Fixed Rate Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Competitive Borrowing; provided, however, that
(i) the failure by the Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in paragraph (c) above, (ii) the Borrower shall not accept a bid made at a particular Competitive Bid Rate if it has decided to reject a bid made at a lower Competitive Bid Rate, (iii) the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (iv) if the Borrower shall accept a bid or bids made at a particular Competitive Bid Rate but the amount of such bid or bids shall cause the total amount of bids to be accepted by the Borrower to exceed the amount specified in the Competitive Bid Request, then the Borrower shall accept a portion of such bid or bids in an amount equal to the amount specified in the Competitive Bid Request less the amount of all other Competitive Bids accepted with respect to such Competitive Bid Request, which acceptance, in the case of multiple bids at such Competitive Bid Rate, shall be made pro rata in accordance with the amount of each such bid at such Competitive Bid Rate, and (v) except pursuant to clause (iv) above, no bid shall be accepted for a Competitive Loan unless such Competitive Loan is in a minimum principal amount of $5,000,000 and an integral multiple of $1,000,000; provided further, however, that if a Competitive Loan must be in an amount less than $5,000,000 because of the provisions of clause (iv) above, such Competitive Loan may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to clause (iv) the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of the Borrower. A notice given by the Borrower pursuant to this paragraph (d) shall be irrevocable.

            (e) The Paying Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid Rate) by telecopy sent by the Paying Agent, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Loan in respect of which its bid has been accepted.

            (f) A Competitive Bid Request shall not be made within five Business Days after the date of any previous Competitive Bid Request. No Competitive Borrowing shall be requested or made hereunder if after giving effect thereto any of the conditions set forth in Section 2.01 would not be met.

            (g) If the Paying Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Paying Agent pursuant to paragraph (b) above.

            (h) All notices required by this Section 2.03 shall be given in accordance with Section 9.01.

            SECTION 2.04. Standby Borrowing Procedure. In order to request a Standby Borrowing, the Borrower shall hand deliver or telecopy to the Paying Agent a duly completed Standby Borrowing Request in the form of Exhibit A-5 (a) in the case of a Eurodollar Standby Borrowing, not later than 10:30 a.m., New York City time, three Business Days before a proposed Borrowing and (b) in the case of an ABR Borrowing, not later than 10:30 a.m., New York City time, on the day of a proposed Borrowing. No Fixed Rate Loan shall be requested or made pursuant to a Standby Borrowing Request. Such notice shall be irrevocable and shall in each case specify (i) whether the Borrowing then being requested is to be a Eurodollar Standby Borrowing or an ABR Borrowing; (ii) the date of such Standby Borrowing (which shall be a Business Day) and the amount thereof; and
(iii) if such Borrowing is to be a Eurodollar Standby Borrowing, the Interest Period with respect thereto, which shall not end after the Termination Date. If no election as to the Type of Standby Borrowing is specified in any such notice, then the requested Standby Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Standby Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Notwithstanding any other provision of this Agreement to the contrary, the Borrower shall not be entitled to request any Standby Borrowing if the Interest Period requested with respect to such Standby Borrowing would end after the Termination Date. The Paying Agent shall promptly advise the Lenders of any notice given pursuant to this Section 2.04 and of each Lender's portion of the requested Borrowing.

            SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Paying Agent and the applicable Issuing Bank, at any time and from time to time from the Effective Date to the Termination Date. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, any Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

            (a) Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to an Issuing Bank and the Paying Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, whether such Letter of Credit is to be a Performance Letter of Credit (and if it is to be a Performance Letter of Credit, a description of the obligations to be supported by such Letter of Credit), the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $100,000,000 and (ii) the sum of the total Standby Credit Exposures and the aggregate principal amount of outstanding Competitive Loans shall not exceed the Total Commitment.

            (b) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Maturity Date (assuming, for this purpose only, and not for purposes of any other Section of this Agreement, that the term-out option in Section 2.08 has been exercised).

            (c) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Lenders, such Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Paying Agent, for the account of the applicable Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit, (provided that such letter of credit shall expire no later than the date set forth in paragraph (c) of this Section) or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

            (d) Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Paying Agent an amount equal to such LC Disbursement not later than 2:00 p.m., New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, then, if the Termination Date shall not have occurred, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Borrowing in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Borrowing. If the Borrower fails to make such payment when due, the Paying Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Paying Agent its Applicable Percentage of the payment then due from such Borrower, in the same manner as provided in Section 2.02 with respect to Loans made by such Lender (and Section
2.02 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Paying Agent shall promptly pay to the applicable Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Paying Agent of any payment from the Borrower pursuant to this paragraph, the Paying Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this paragraph to reimburse such Issuing Bank for any LC Disbursement (other than the funding of ABR Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

            (e) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect or (iii) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. None of the Paying Agent, the Lenders or any of the Issuing Banks, or any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse any Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the applicable Issuing Bank (as determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

            (f) Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The applicable Issuing Bank shall promptly notify the Paying Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Lenders with respect to any such LC Disbursement.

            (g) Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Loans; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.11 shall apply. Interest accrued pursuant to this paragraph shall be for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.

            (h) Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Paying Agent, the replaced Issuing Bank and the successor Issuing Bank. The Paying Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.07(b). From and after the effective date of any such replacement, the successor Issuing Bank shall have all the rights and obligations of the applicable replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

            (i) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Paying Agent or the Required Lenders demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Paying Agent, in the name of the Paying Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) or (g) of Article VII. Such deposit shall be held by the Paying Agent in an interest bearing account or other investment mutually acceptable to the Borrower and the Paying Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Paying Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Paying Agent to reimburse any Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of the Required Lenders), shall be applied to satisfy other obligations of the Borrowers under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.

            SECTION 2.06. Conversion and Continuation of Standby Loans. The Borrower shall have the right at any time upon prior irrevocable notice to the Paying Agent (i) not later than 10:30 a.m., New York City time, on the day of the conversion, to convert all or any part of any Eurodollar Standby Borrowing into an ABR Borrowing, (ii) not later than 10:30 a.m.,

New York City time, three Business Days prior to conversion or continuation, to convert any ABR Borrowing into a Eurodollar Standby Borrowing or to continue any Eurodollar Standby Borrowing as a Eurodollar Standby Borrowing for an additional Interest Period and (iii) not later than 10:30 a.m., New York City time, three Business Days prior to conversion, to convert the Interest Period, with respect to any Eurodollar Standby Borrowing to another permissible Interest Period, subject in each case to the following:

            (a) if less than all the outstanding principal amount of any Standby Borrowing shall be converted or continued, the aggregate principal amount of the Standby Borrowing converted or continued shall be an integral multiple of $5,000,000 and not less than $10,000,000;

            (b) accrued interest on a Standby Borrowing (or portion thereof) being converted shall be paid by the Borrower at the time of conversion;

            (c) if any Eurodollar Standby Borrowing is converted at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.17;

            (d) any portion of a Standby Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Standby Borrowing;

            (e) any portion of a Eurodollar Standby Borrowing which cannot be continued as a Eurodollar Standby Borrowing by reason of clause (d) above shall be automatically converted at the end of the Interest Period in effect for such Eurodollar Standby Borrowing into an ABR Borrowing; and

            (f) no Interest Period may be selected for any Eurodollar Standby Borrowing that would end later than the Maturity Date.

            Each notice of the Borrower pursuant to this Section 2.06 shall be irrevocable and shall refer to this Agreement and specify (i) the identity and amount of the Standby Borrowing that the Borrower requests to be converted or continued, (ii) whether such Standby Borrowing is to be converted to or continued as a Eurodollar Standby Borrowing, or an ABR Borrowing, (iii) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (iv) if such Standby Borrowing is to be converted to or continued as a Eurodollar Standby Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any conversion to or continuation as a Eurodollar Standby Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice in accordance with this
Section 2.06 to convert or continue any Standby Borrowing, such Standby Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be converted or continued into a new Interest Period as an ABR Borrowing.

            SECTION 2.07. Fees.

            (a) The Borrower agrees to pay to each Lender, through the Paying Agent, on each March 31, June 30, September 30 and December 31 (with the first payment being due on March 31, 2003), on each date on which the Commitment of such Lender shall be terminated or reduced as provided herein and on the Maturity Date, a facility fee (a "Facility Fee") on the average daily amount of the Commitment of such Lender, whether used or unused, and after the termination of the Commitment of such Lender, on the average daily amount of the Loans and LC Exposure of such Lender, during the preceding quarter (or other period commencing on the date of this Agreement or ending with the Maturity Date or any date on which the Commitment of such Lender shall be terminated or reduced) at a rate per annum equal to the Applicable Rate in effect from time to time. All Facility Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Facility Fee due to each Lender shall commence to accrue on the date of this Agreement and shall cease to accrue on the date on which such Lender shall have no outstanding Loans, LC Exposure or Commitment.

            (b) The Borrower agrees to pay (i) to the Paying Agent, for the account of each Lender, a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used from time to time to determine the interest rate applicable to Eurodollar Standby Loans (or, in the case of any participation in a Performance Letter of Credit, at 60% of such Applicable Rate; provided, that at all times when the rate set forth under the caption "Eurodollar Spread" in the table in the definition of "Applicable Rate" herein is increased pursuant to the last sentence of such definition, such participation fee shall be increased by an amount equal to 100% of any such increase) on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to each Issuing Bank a fronting fee, which shall accrue at the rate or rates per annum separately agreed upon between the Borrower and the applicable Issuing Bank on the average daily amount of the LC Exposure attributable to Letters of Credit issued by such Issuing Bank (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Commitments and the date on which there ceases to be any LC Exposure attributable to Letters of Credit issued by such Issuing Bank, as well as such Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the later of the date on which the Commitments terminate and the date on which there shall cease to be any LC Exposure. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

            (c) The Borrower agrees to pay the Administrative Agents, for their own accounts, and the Paying Agent, for its own account, the agency and other fees referred to in the

Fee Letter or separately agreed to with the Paying Agent (the "Administrative Fees") at the times and in the amounts agreed upon.

            (d) All Fees shall be paid on the dates due, in immediately available funds, to the Paying Agent (or to each Issuing Bank, in the case of fees payable to it) for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.

            SECTION 2.08. Extension of Maturity Date. The Borrower may, by written notice delivered to the Paying Agent not less than 10 and not more than 20 days prior to the Termination Date, extend the Maturity Date from the Termination Date to the first anniversary of the Termination Date, subject to the satisfaction on the Termination Date of the conditions in clauses (b) and
(c) of Section 4.01 and the delivery to the Paying Agent of a certificate signed by the Financial Officer confirming such compliance.

            SECTION 2.09. Repayment of Loans; Evidence of Debt.

            (a) The Borrower hereby agrees that the outstanding principal balance of each Standby Loan shall be payable on the Maturity Date, and that the outstanding principal balance of each Competitive Loan shall be payable on the last day of the Interest Period applicable thereto. Each Loan shall bear interest on the outstanding principal balance thereof as set forth in Section 2.10.

            (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the appropriate lending office of such Lender resulting from each Loan made by such lending office of such Lender from time to time, including the amounts of principal and interest payable and paid such lending office of such Lender from time to time under this Agreement.

            (c) The Paying Agent shall maintain the Register pursuant to Section 9.04(d), and a sub-account for each Lender, in which Register and accounts (taken together) shall be recorded (i) the amount of each Loan made hereunder, the Type of each Loan made and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Paying Agent hereunder from the Borrower and each Lender's share thereof.

            (d) The entries made in the Register and accounts maintained pursuant to paragraph (b) and (c) of this Section 2.09 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations of the Borrower therein recorded; provided, however, that the failure of any Lender or the Paying Agent to maintain such account, such Register or such subaccount, as applicable, or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans made to the Borrower by such Lender in accordance with their terms.

            SECTION 2.10. Interest on Loans.

            (a) Subject to the provisions of Section 2.11 and paragraph (e) below, the Loans comprising each Eurodollar Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to (i) in the case of each Eurodollar Standby Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate from time to time in effect and (ii) in the case of each Eurodollar Competitive Loan, the LIBO Rate for the Interest Period in effect for such Borrowing plus the Margin offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

            (b) Subject to the provisions of Section 2.11 and paragraph (e) below, the Loans comprising each ABR Borrowing shall bear interest (computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, for periods during which the Alternate Base Rate is determined by reference to the Prime Rate and 360 days for periods during which the Alternate Base Rate is determined by reference to the Federal Funds Effective Rate) at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate from time to time in effect.

            (c) Subject to the provisions of Section 2.11, each Fixed Rate Loan shall bear interest at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the fixed rate of interest offered by the Lender making such Loan and accepted by the Borrower pursuant to Section 2.03.

            (d) Interest on each Loan shall be payable on each Interest Payment Date applicable to such Loan except as otherwise provided in this Agreement. The applicable LIBO Rate or Alternate Base Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined in good faith by the Paying Agent, and such determination shall be conclusive absent manifest error.

            SECTION 2.11. Default Interest. If the Borrower shall default in the payment of the principal of or interest on any Loan or any other amount becoming due hereunder, whether by scheduled maturity, notice of prepayment, acceleration or otherwise, the Borrower shall on demand from time to time from the Paying Agent pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (after as well as before judgment) at a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the Alternate Base Rate plus 2%.

            SECTION 2.12. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing the Paying Agent shall have determined in good faith (i) that dollar deposits in the principal amounts of the Eurodollar Loans comprising such Borrowing are not generally available in the London interbank market or (ii) that reasonable means do not exist for ascertaining the LIBO Rate, the Paying Agent shall, as soon as practicable thereafter, give telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination under clauses (i) or (ii) above, until the Paying Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (x) any request by the Borrower for a Eurodollar Competitive Borrowing pursuant to section 2.03 shall be of no force and effect and shall be denied by the Paying Agent and (y) any request by the Borrower for a Eurodollar Standby Borrowing pursuant to Section 2.04 shall be deemed to be a request for an ABR Borrowing. In the event a Lender notifies the Paying Agent that the rates at which dollar deposits are being offered will not adequately and fairly reflect the cost to such Lender of making or maintaining its Eurodollar Loan during such Interest Period, the Paying Agent shall notify the Borrower of such notice and until the Lender shall have advised the Paying Agent that the circumstances giving rise to such notice no longer exist, any request by the Borrower for a Eurodollar Standby Borrowing shall be deemed a request for an ABR Borrowing for the same Interest Period with respect to such Lender. Each determination by the Paying Agent hereunder shall be in good faith and conclusive absent manifest error.

            SECTION 2.13. Termination and Reduction of Commitments.

            (a) Unless previously terminated, the Commitments shall be automatically terminated on the Termination Date.

            (b) Upon at least three Business Days' prior irrevocable telecopy notice to the Paying Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Total Commitment; provided, however, that (i) each partial reduction of the Total Commitment shall be in an integral multiple of $5,000,000 and in a minimum principal amount of $10,000,000 and (ii) no such termination or reduction shall be made which would reduce the Total Commitment to an amount less than the sum of the aggregate outstanding principal amount of the Competitive Loans of all Lenders and the LC Exposure.

            (c) Each reduction in the Total Commitment hereunder shall be made ratably among the Lenders in accordance with their respective Commitments. The Borrower shall pay to the Paying Agent for the account of the Lenders, on the date of each termination or reduction of the Commitment, the Facility Fees on the amount of the Commitments so terminated or reduced accrued through the date of such termination or reduction.

            SECTION 2.14. Prepayment.

            (a) The Borrower shall have the right at any time and from time to time to prepay any Standby Borrowing, in whole or in part, upon giving telecopy notice (or telephone notice promptly confirmed by telecopy notice) to the Paying
Agent: (i) before 10:00 a.m., New York City time, three Business Days prior to prepayment, in the case of Eurodollar Loans and (ii) before 10:00 a.m., New York City time, one Business Day prior to prepayment, in the case of ABR Loans; provided, however, that each partial prepayment shall be in an amount which is an integral multiple of $5,000,000 and not less than $10,000,000. The Borrower shall not have the right to prepay any Competitive Borrowing.

            (b) On the date of any termination or reduction of the Commitments pursuant to Section 2.13, the Borrower shall pay or prepay so much of the Standby Borrowings as shall be necessary in order that the aggregate principal amount of the Competitive Loans and Standby Loans outstanding and the aggregate LC Exposure will not exceed the Total Commitment, after giving effect to such termination or reduction; provided that the Borrower shall not be required hereby to repay Standby Loans on the Termination Date if the Maturity Date has been extended pursuant to Section 2.08.

            (c) Each notice of prepayment from the Borrower shall specify the prepayment date and the principal amount of each Borrowing (or portion thereof) to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the amount stated therein on the date stated therein. All prepayments under this Section 2.14 shall be subject to Section
2.17 but otherwise without premium or penalty. All prepayments under this
Section 2.14 shall be accompanied by accrued interest on the principal amount being prepaid to the date of payment.

            SECTION 2.15. Reserve Requirements; Change in Circumstances.

            (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall result in the imposition, modification or applicability of any reserve, special deposit or similar requirement against assets or deposits with or for the account of or credit extended hereunder by any Lender or any Issuing Bank, or shall result in the imposition on such Lender or any Issuing Bank or the London interbank market of any other condition affecting this Agreement, such Lender's Commitment or any Eurodollar Loan or Fixed Rate Loan made by such Lender or any Letter of Credit or Participation therein, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or Fixed Rate Loan or to increase the cost to such Lender or any Issuing Bank or participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or any Issuing Bank hereunder (whether of principal, interest or otherwise) by an amount deemed by such Lender to be material, then the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered. Notwithstanding the foregoing, no Lender shall be entitled to request compensation under this paragraph with respect to any Competitive Loan if the change giving rise to such request was applicable to such Lender at the time of submission of the Competitive Bid pursuant to which such Competitive Loan shall have been made.

            (b) If any Lender or Issuing Bank shall have determined that the applicability of any law, rule, regulation or guideline adopted after the date hereof pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any other law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or Issuing Bank (or any lending office of such Lender) or any Lender's or Issuing Bank's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's or such Issuing Bank's capital or on the capital of such Lender's or such Issuing Bank's holding company, if any, as a consequence of this Agreement, such Lender's Commitment or the Loans made by or participations in Letters of Credit held by such Lender pursuant hereto to a level below that which such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy) by an amount deemed by such Lender or such Issuing Bank to be material, then from time to time the Borrower shall pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender's or such Issuing Bank's holding company for any such reduction suffered.

            (c) A certificate of the Lender or an Issuing Bank setting forth such amount or amounts (including computation of such amount or amounts) as shall be necessary to compensate the Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) above, as the case may be, shall be delivered to the Borrower and such amount or amounts may be reviewed by the Borrower. Unless the Borrower disagrees in good faith with the computation of the amount or amounts in such certificate, the Borrower shall pay to the Lender or such Issuing Bank, within 10 Business Days after receipt by the Borrower of such certificate delivered by the Lender or such Issuing Bank, the amount shown as due on any such certificate. If the Borrower, after receipt of any such certificate from the Lender or such Issuing Bank, disagrees with the Lender or such Issuing Bank on the computation of the amount or amounts owed to the Lender or such Issuing Bank pursuant to paragraph (a) or (b) above, the Lender or such Issuing Bank and the Borrower shall negotiate in good faith to promptly resolve such disagreement. In either case, however, the Lender or such Issuing Bank, as the case may be, shall have a duty to mitigate the damages that may arise as a consequence of paragraph (a) or (b) above to the extent that such mitigation will not, in the judgment of the Lender or such Issuing Bank, entail any cost or disadvantage to the Lender or such Issuing Bank that the Lender or such Issuing Bank is not reimbursed or compensated for by the Borrower.

            (d) Failure on the part of any Lender or any Issuing Bank to demand compensation for any increased costs or reduction in amounts received or receivable or reduction in return on capital with respect to any period shall not constitute a waiver of such Lender's or such Issuing Bank's right to demand compensation with respect to such period or any other period. The protection of this Section shall be available to each Lender and Issuing Bank regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

            SECTION 2.16. Change in Legality.

            (a) Notwithstanding any other provision herein, if after the date hereof any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by 30 days' (or such shorter period as shall be required in order to comply with applicable law) written notice to the Borrower and to the Paying Agent, such Lender may:

            (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon such Lender shall not submit a Competitive Bid in response to a request for Eurodollar Competitive Loans and any request by the Borrower for a Eurodollar Standby Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

            (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in paragraph (b) below.

In the event any Lender shall exercise its rights under (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

            (b) For purposes of this Section 2.16, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower. Before giving any such notice, such Lender shall designate a different lending office if such designation will avoid the need for giving such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

            SECTION 2.17. Indemnity. The Borrower shall indemnify each Lender against any out-of-pocket loss or expense which such Lender may sustain or incur as a consequence of (a) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conversion or continuation has been given pursuant to
Section 2.03, 2.04 or 2.06, (b) any payment, prepayment or conversion, or an assignment required under Section 2.22, of a Eurodollar Loan by the Borrower required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period, if any, applicable thereto, (c) any default by the Borrower in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon or of any reimbursement obligation in respect of an LC Disbursement, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (d) the occurrence of any Event of Default.

            In the case of a Eurodollar Loan, such out-of-pocket loss or expense shall be limited to an amount equal to the excess, if any, of (i) such Lender's cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, converted or continued (based on the LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued for such period or Interest Period, as the case may be. In the case of an ABR Loan, such out-of-pocket loss or expense shall be limited to an amount equal to the excess, if any, of (i) such Lender's cost of obtaining the funds for the ABR Loan being paid, prepaid, converted or not borrowed, converted or continued for the period from the date of such payment, prepayment, conversion or failure to borrow, convert or continue to the next Business Day for such ABR Loan over (ii) the amount of interest that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, converted or continued until the next Business Day, as the case may be.

            A certificate of the Lender setting forth such amount or amounts (including the computation of such amount or amounts) as shall be necessary to compensate the Lender or its holding company for the out-of-pocket expenses defined herein shall be delivered to the Borrower and such amount or amounts may be reviewed by the Borrower. If the Borrower, after receipt of any such certificate from the Lender, disagrees in good faith with the Lender on the computation of the amount or amounts owed to the Lender pursuant to this Section 2.17, the Lender and the Borrower shall negotiate in good faith to promptly resolve such disagreement.

            Each Lender shall have a duty to mitigate the damages to such Lender that may arise as a consequence of clause (a), (b), (c) or (d) above to the extent that such mitigation will not, in the judgment of such Lender, entail any cost or disadvantage to such Lender that such Lender is not reimbursed or compensated for by the Borrower.

            SECTION 2.18. Pro Rata Treatment. Except as required under Sections 2.12, 2.15, 2.16, 2.17, 2.21, 2.22 and 2.23, each Standby Borrowing, each payment or prepayment of principal of any Standby Borrowing, each reimbursement of LC Disbursements, each payment of interest on the Standby Loans, each payment of fees hereunder, each reduction of the Commitments and each refinancing or conversion of any Borrowing with a Standby Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Standby Loans or LC Exposures). Each payment of principal of any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective principal amounts of their outstanding Competitive Loans comprising such Borrowing. Each payment of interest on any Competitive Borrowing shall be allocated pro rata among the Lenders participating in such Borrowing in accordance with the respective amounts of accrued and unpaid interest on their outstanding Competitive Loans comprising such Borrowing. For purposes of determining the available Commitments of the Lenders at any time, each outstanding Competitive Borrowing shall be deemed to have utilized the Commitments of the Lenders (including those Lenders which shall not have made Loans as part of such Competitive Borrowing) pro rata in accordance with their respective Commitments. Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Paying Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

            SECTION 2.19. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, obtain payment (voluntary or involuntary) in respect of any Standby Loan or Loans or participations in LC Disbursements as a result of which the unpaid principal portion of the Standby Loans or participations in LC Disbursements of such Lender shall be proportionately less than the unpaid principal portion of the Standby Loans or participations in LC Disbursements of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in the Standby Loans of such other Lender, so that the aggregate unpaid principal amount of the Standby Loans and participations in the Standby Loans held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Standby Loans then outstanding as the principal amount of its Standby Loans prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Standby Loans outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.19 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest. The Borrower expressly consents to the foregoing arrangements and agrees that any Lender holding a participation in a Standby Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such Lender by reason thereof as fully as if such Lender had made a Standby Loan directly to the Borrower in the amount of such participation.

            SECTION 2.20. Payments.

            (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) due hereunder from an account in the United States not later than 12:00 noon, New York City time, on the date when due in dollars to the Paying Agent at its offices at 270 Park Avenue, New York, New York, in immediately available funds.

            (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees or other amounts, if applicable.

            SECTION 2.21. Taxes.

            (a) Any and all payments by the Borrower hereunder shall be made, in accordance with Section 2.20, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by the United States or any political subdivision or taxing authority thereof, excluding taxes imposed on the Paying Agent or any Lender's (or any transferee's or assignee's, including a participation holder's (any such entity a "Transferee")) net income and franchise taxes imposed on the Paying Agent or any Lender (or Transferee) by the United States or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender (or any Transferee), Issuing Bank or the Paying Agent,
(i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.21) such Lender (or Transferee), Issuing Bank or the Paying Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.

            (b) In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement imposed by the United States or any political subdivision or taxing authority thereof (hereinafter referred to as "Other Taxes").

            (c) The Borrower will indemnify each Lender (or Transferee), Issuing Bank and the Paying Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes on amounts payable under this Section 2.21) paid by such Lender (or Transferee), Issuing Bank or the Paying Agent, as the case may be, with respect to the Borrower and any liability (including penalties, interest and reasonable out-of-pocket expenses) arising therefrom or with respect thereto (other than any such liability that results from the negligence or willful misconduct of the Lender (or Transferee), Issuing Bank or the Paying Agent), whether or not such Taxes or Other Taxes were correctly or legally asserted by the relevant taxing authority or other Governmental Authority. Such indemnification shall be made within 30 days after the date any Lender (or Transferee), Issuing Bank or the Paying Agent, as the case may be, makes written demand therefor. If the Borrower or any Lender (or Transferee), Issuing Bank or the Paying Agent shall determine that Taxes or Other Taxes may not have been correctly or legally assessed by the relevant taxing authority or other Governmental Authority, and that a Lender (or Transferee), Issuing Bank or the Paying Agent may be entitled to receive a refund in respect of Taxes or Other Taxes, it shall promptly notify the other party of the availability of such refund and such Lender (or Transferee) or the Paying Agent shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender (or Transferee) or the Paying Agent receives a refund or credit or offset against another tax liability in respect of any Taxes or Other Taxes for which such Lender (or Transferee) or the Paying Agent has received payment from the Borrower hereunder it shall promptly repay such refund or credit or offset against another tax liability (including any interest received by such Lender (or Transferee) or the Paying Agent from the taxing authority with respect to the refund with respect to such Taxes or Other Taxes) to the Borrower, net of all out-of-pocket expenses of such Lender; provided that the Borrower, upon the request of such Lender (or Transferee) or the Paying Agent, agrees to return such refund or credit or offset against another tax liability (plus penalties, interest or other charges) to such Lender (or Transferee) or the Paying Agent in the event such

Lender (or Transferee) or the Paying Agent is required to repay such refund or credit or offset against another tax liability. For purposes of the preceding sentence, the Paying Agent or any Lender shall determine in good faith and in its discretion the amount of any credit or offset against another tax liability and shall be under no obligation to make available to the Borrower any of its tax returns or any other information that it deems to be confidential.

            (d) As soon as practicable after the date of any payment of Taxes or Other Taxes withheld by the Borrower in respect of any payment to any Lender (or Transferee) or the Paying Agent, the Borrower will furnish to the Paying Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

            (e) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.21 shall survive the payment in full of the principal of and interest on all Loans made hereunder.

            (f) Each Lender (or Transferee) which is organized outside the United States shall, prior to the due date of the first payment by the Borrower to such Lender (or Transferee) hereunder, deliver to the Borrower such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including Internal Revenue Service Form W-8BEN or Form W-8ECI, or any successor or other form prescribed by the Internal Revenue Service properly completed and duly executed by such Lender (or Transferee) establishing that such payment is (i) not subject to withholding under the Code because such payment is effectively connected with the conduct by such Lender (or Transferee) of a trade or business in the United States or (ii) totally exempt from United States tax under a provision of an applicable tax treaty. Each such Lender (or Transferee) that changes its funding office shall promptly notify the Borrower of such change and, upon written request from the Borrower, shall deliver any new certificates, documents or other evidence required pursuant to the preceding sentence prior to the immediately following due date of any payment by the Borrower hereunder. Unless the Borrower and the Paying Agent have received forms or other documents satisfactory to them indicating that payments hereunder are not subject to United States withholding tax, notwithstanding paragraph (a), the Borrower or the Paying Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender (or Transferee) organized under the laws of a jurisdiction outside the United States.

            (g) The Borrower shall not be required to pay any additional amounts to any Lender (or Transferee) in respect of Taxes and Other Taxes pursuant to paragraphs (a), (b) and (c) above if the obligation to pay such additional amounts would not have arisen but for a failure by such Lender (or Transferee) to comply with the provisions of paragraph (f) above unless such Lender (or Transferee) is unable to comply with paragraph (f) because of (i) a change in applicable law, regulation or official interpretation thereof or (ii) an amendment, modification or revocation of any applicable tax treaty or a change in official position regarding the application or interpretation thereof, in each case after the date hereof (and, in the case of a Transferee, after the date of assignment or transfer).

            (h) Any Lender (or Transferee) claiming any additional amounts payable under this Section 2.21 shall (i) to the extent legally able to do so, upon written request from the

Borrower, file any certificate or document if such filing would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue, and the Borrower shall not be obligated to pay such additional amounts if, after the Borrower's request, any Lender (or Transferee) could have filed such certificate or document and failed to do so; or (ii) consistent with legal and regulatory restrictions, use reasonable efforts to change the jurisdiction of its applicable lending office if the making of such change would avoid the need for or reduce the amount of any additional amounts which may thereafter accrue and would not, in the sole determination of such Lender (or Transferee), be otherwise disadvantageous to such Lender (or Transferee).

            SECTION 2.22. Mandatory Assignment; Commitment Termination. In the event any Lender delivers to the Paying Agent or the Borrower, as appropriate, a certificate in accordance with Section 2.15(c) or a notice in accordance with
Section 2.12 or 2.16, or the Borrower is required to pay any additional amounts or other payments in accordance with Section 2.21, the Borrower may, at its own expense, and in its sole discretion (a) require such Lender to transfer and assign in whole or in part, without recourse (in accordance with Section 9.04), all or part of its interests, rights and obligations under this Agreement (other than outstanding Competitive Loans) to an assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (ii) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans made by it hereunder and all other amounts owed to it hereunder or (b) terminate the Commitment of such Lender and prepay all outstanding Loans (other than Competitive Loans) of such Lender; provided that
(x) such termination of the Commitment of such Lender and prepayment of Loans does not conflict with any law, rule or regulation or order of any court or Governmental Authority and (y) the Borrower shall have paid to such Lender in immediately available funds the principal of and interest accrued to the date of such payment on the Loans (other than Competitive Loans) made by it hereunder and all other amounts owed to it hereunder.

            SECTION 2.23. Change of Control. If a Change of Control shall occur, the Borrower shall, within ten days after the occurrence thereof, give each Lender notice thereof, which notice shall describe in reasonable detail the facts and circumstances giving rise thereto and shall specify an Optional Termination Date for purposes of this Section 2.23 (the "Optional Termination Date"), which date shall not be less than 30 nor more than 60 days after the date of such notice. Each Lender may, by notice to the Borrower and the Paying Agent given not less than three Business Days prior to the Optional Termination Date, terminate its Commitment (if any), which shall thereupon be terminated, and declare the Loans held by it (together with accrued interest thereon) and any other amounts payable hereunder for its account to be, and such Loans and such other amounts shall thereupon become, due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, in each case effective as of the Optional Termination Date. On the Optional Termination Date, the Borrower shall deposit in an account with the Paying Agent, in the name of the Paying Agent, an amount in cash equal to such terminating Lender's Applicable

Percentage of the total outstanding LC Exposure as of such date plus any accrued and unpaid interest thereon. Any such amounts that are deposited pursuant to this Section 2.23 shall be held and applied in accordance with Section 2.05(j) For purposes of this Section, "Change of Control" shall mean (i) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the regulations adopted by the SEC under the Exchange Act) of issued and outstanding Equity Interests of the Borrower representing the greater of (x) 30% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests in the Borrower and
(y) the aggregate percentage of such voting power so held by AT&T and its consolidated subsidiaries, taken as a whole; or (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (A) nominated by the board of directors of the Borrower nor (B) appointed by directors so nominated.

                                  ARTICLE III.

                         Representations and Warranties

            The Borrower represents and warrants to each of the Lenders that:

            SECTION 3.01. Organization; Powers. Each Loan Party (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to result in a Material Adverse Effect, and (d) has all requisite corporate power and authority to execute, deliver and perform its obligations under each Loan Document to which it is a party and, in the case of the Borrower, to borrow funds and obtain Letters of Credit hereunder.

            SECTION 3.02. Authorization. The execution, delivery and performance by each Loan Party of each Loan Document, the Borrowings hereunder and the use of the proceeds thereof (i) have been duly authorized by all requisite corporate or other action and (ii) will not (A) violate (1) any provision of any law, statute, rule or regulation (including, without limitation, the Margin Regulations) or of the certificate of incorporation or other constitutive documents or by-laws of any Loan Party, (2) any order of any Governmental Authority or (3) any provision of any indenture, agreement or other instrument to which any Loan Party is a party or by which any Loan Party or any of its property is or may be bound, (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or (iii) result in the creation or imposition of any Lien upon any property or assets of any Loan Party.

            SECTION 3.03. Enforceability. This Agreement has been, and the Subsidiary Guarantee Agreement and each Note, when executed and delivered, shall be, a legal, valid and binding obligation of each Loan Party that is a party thereto, in each case enforceable against each such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            SECTION 3.04. Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the execution, delivery or performance by any Loan Party of any Loan Document, the Borrowings hereunder or the use of the proceeds thereof, except such as have been obtained or made and are in full force and effect or the failure to have obtained which would not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.05. Financial Statements.

            (a) The Borrower has heretofore furnished to the Agents and the Lenders copies of (i) its audited financial statements for the year ended December 31, 2001, which were included in the Annual Report on Form 10-K dated March 28, 2002, filed with the SEC under the Exchange Act and (ii) copies of its unaudited financial statements for the nine months ended September 30, 2002, which were included in the Quarterly Report on Form 10-Q dated November 13, 2002, filed with the SEC under the Exchange Act. Such financial statements present fairly, in all material respects, the consolidated financial condition and the results of operations of the Borrower as of such dates in accordance with GAAP.

            (b) As of the date hereof, there has been no material adverse change since December 31, 2001, in the business, financial condition or results of operations of the Borrower and its Consolidated Subsidiaries, taken as a whole.

            SECTION 3.06. Litigation; Compliance with Laws.

            (a) There are no actions or proceedings filed or (to the knowledge of any Loan Party) investigations pending or overtly threatened against any Loan Party in any court or before any Governmental Authority or arbitration board or tribunal which question the validity or legality of or seek damages in connection with any Loan Document or any action taken or to be taken pursuant to any Loan Document and no order or judgment has been issued or entered restraining or enjoining any Loan Party from the execution, delivery or performance of any Loan Document nor is there any action or proceeding which involves a probable risk of an adverse determination which would have any such effect; nor is there any other action or proceeding filed or (to the knowledge of any Loan Party) investigation pending or overtly threatened against any Loan Party in any court or before any Governmental Authority or arbitration board or tribunal which involves a probable risk of a material adverse decision which would reasonably be expected to result in a Material Adverse Effect or materially to restrict the ability of any Loan Party to comply with its obligations under any Loan Document.

            (b) Neither any Loan Party nor any of its Subsidiaries is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.07. Federal Reserve Regulations.

            (a) Neither the Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

            (b) No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the Margin Regulations.

            SECTION 3.08. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

            SECTION 3.09. Use of Proceeds. All proceeds of the Loans shall be used for working capital and other general corporate purposes, including capital and other expenditures in connection with the build-out and operation of the Borrower's wireless system and the provision of liquidity in connection with any commercial paper program of the Borrower. All Letters of Credit will be used for general corporate purposes of the Borrower.

            SECTION 3.10. No Material Misstatements. No report, financial statement or other written information furnished by or on behalf of the Borrower to any Agent or any Lender pursuant to SECTION 3.05 or Section 5.02 hereof contains or will contain any material misstatement of fact or omits or will omit to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were or will be made, not misleading.

            SECTION 3.11. Tax Returns. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.12. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events that have occurred or are reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

            SECTION 3.13. Environmental Matters. Except with respect to any matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, none of the Borrower and its Subsidiaries (a) has failed to comply with any Environmental Laws or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Laws, (b) has become subject to any liability under any

Environmental Laws, (c) has received notice of any claim with respect to any Environmental Laws or (d) knows of any basis for any liability under any Environmental Laws.

                                   ARTICLE IV

                                   Conditions

            SECTION 4.01. All Borrowings. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder are subject to the condition that this Agreement shall have become effective as provided in
Section 4.02 and to the satisfaction of the following conditions on the date of each Borrowing or issuance of a Letter of Credit:

            (a) The Paying Agent shall have received a notice of such Borrowing as required by Section 2.03 or Section 2.04, as applicable.

            (b) The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

            (c) The Borrower shall be in compliance with all the terms and provisions set forth herein in all material respects and, at the time of and immediately after such Borrowing, no Event of Default or Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing as to the matters specified in paragraphs (b) and (c) of this Section 4.01.

            SECTION 4.02. Effective Date. This Agreement shall become effective upon, and only upon, the satisfaction of the following conditions:

            (a) The Paying Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement;

            (b) The Paying Agent shall have received a favorable written opinion of Benjamin Stephens, Senior Corporate Attorney and Assistant Secretary of the Borrower, dated the Effective Date and addressed to the Lenders, to the effect set forth in Exhibit D-1 hereto.

            (c) The Paying Agent shall have received all such evidence as it or its counsel shall have requested as to the power and authority of each Loan Party to execute, deliver and perform its obligations under each Loan Document to which it is party and as to the incumbency of all officers of such Loan Party executing, and their authority to execute, each such Loan Document.

             (d) The Paying Agent shall have received a certificate, dated the Effective Date and signed by a Financial Officer of the Borrower, confirming compliance as of the Effective Date with the conditions precedent set forth in paragraphs (b) and (c) of Section 4.01 and setting forth computations in reasonable detail showing the maximum amount of the Indebtedness hereunder and under the Five-Year Credit Agreement and obligations under interest rate protection agreements entered into with any Lender or any lender under the Five-Year Credit Agreement (or any of their affiliates) that shall be permitted by the applicable covenants in the Telecorp Indentures and the Tritel Indentures to be guaranteed under the Subsidiary Guarantee Agreement (disregarding, in the case of the Telecorp Indentures, the prohibition on the incurrence of any such Guarantee prior to June 30, 2003).

            (e) The Paying Agent shall have received any fees and other amounts due and payable in connection with this Agreement and the credit facility established hereby on or prior to the Effective Date.

            (f) On the Effective Date, no Loans shall be outstanding under the Existing Credit Agreement, and all interest, fees and other amounts accrued for the accounts of the Lenders or the Agents under the Existing Credit Agreement, whether or not at the time due and payable, shall have been paid.

            (g) The Guarantee Requirement shall be satisfied.

      The Paying Agent shall notify each Lender and Issuing Bank when the foregoing conditions have been satisfied, and such notice shall be conclusive and binding for all purposes hereof.

                                   ARTICLE V

                              Affirmative Covenants

            The Borrower covenants and agrees with each Lender and each Agent that so long as any Commitment shall remain in effect or the principal of or interest on any Loan, any fees or any other expenses or amounts payable hereunder shall be unpaid, or any Letter of Credit shall be outstanding, unless the Required Lenders shall otherwise consent in writing:

            SECTION 5.01. Existence; Conduct of Business. The Borrower will do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, and the rights, licenses, permits, privileges and franchises material to the conduct of business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.05.

            SECTION 5.02. Financial Statements, Reports, etc. The Borrower will furnish to the Paying Agent for distribution to the Lenders:

            (a) promptly after the filing or sending thereof and in any event not later than (i) 105 days after the end of each fiscal year, a copy of the Borrower's report on Form 10-K which the Borrower files with the SEC for such year and (ii) 15 days after being sent to its public security holders, a copy of the Borrower's annual report;

            (b) promptly after the filing thereof, and in any event within 60 days after the end of each of the first three fiscal quarters during each fiscal year, the Borrower's report on Form 10-Q which the Borrower files with the SEC for such quarter;

            (c) concurrently with any delivery under paragraph (a) or (b) above, the balance sheet of each FIN 46 Subsidiary as of the end of such fiscal year or quarter, respectively, and the statements of income and cash flows of each FIN 46 Subsidiary for such period, as applicable.

            (d) concurrently with any delivery under paragraph (a) or (b) above,
      (i) a certificate of a Financial Officer (A) certifying that no Event of Default or Default has occurred, or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and
      (B) setting forth computations demonstrating that the Borrower is in compliance with Sections 6.01, 6.02 and 6.03 (and showing the adjustments required to be made to financial statement items relevant to such computations or a result of the exclusion therefrom of the FIN 46 Subsidiaries) and (ii) a certificate signed by a Financial Officer in the form of Exhibit 5.02 setting forth as of such date the information required therein;

            (e) promptly after the same become publicly available, copies of all other reports filed by it with the SEC, or any Governmental Authority succeeding to any of or all the functions of the SEC, or distributed to its shareholders, as the case may be; and

            (f) promptly after the same become publicly available, notice that either or both of the ratings in respect of the Index Debt or the Short-Term Debt have changed from the immediately preceding ratings previously reported to the Paying Agent by the Borrower;

            Reports required to be delivered pursuant to subsections (a), (b) and (d) of this Section 5.02 shall be deemed to have been delivered on the date on which the Borrower posts such reports on the Borrower's website on the Internet at the website address listed on the signature pages hereof or when such report is posted on the SEC's website at www.sec.gov; provided that the Borrower shall deliver paper copies of the reports referred to in subsections
(a), (b), (c) and (d) of this Section 5.02 to any Agent or any Lender who requests the Borrower to deliver such paper copies until written notice to cease delivering paper copies is given by such Agent or such Lender; provided further, that in every instance the Borrower shall provide paper copies of the certificate required by subsection (d) and the notice required by subsection (f) to the Paying Agent and each of the Lenders until such time as the Paying Agent shall provide the Borrower written notice otherwise.

            SECTION 5.03. Records; Inspection Rights. The Borrower will record, summarize and report all financial information in accordance with GAAP. The Borrower will, and will cause each of its Significant Subsidiaries to, permit any representatives designated by the Paying Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records and to discuss its affairs, finances and condition with its officers and (with representatives of the Borrower present) independent accountants, all at such reasonable times and as often as reasonably requested.

            SECTION 5.04. Use of Proceeds. The Borrower will use the proceeds of the Loans only for the purposes set forth in Section 3.09.

            SECTION 5.05. Notices of Material Events. The Borrower will furnish to the Paying
Agent and each Lender prompt written notice of the following:

            (a) the occurrence of any Default;

            (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof with respect to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

            (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $150,000,000.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

            SECTION 5.06. Payment of Obligations. The Borrower will, and will cause each of its Subsidiaries to, pay its obligations that, if not paid, could reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.07. Maintenance of Properties; Insurance. The Borrower will, and will cause each of its Significant Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are, taken as a whole, reasonably consistent with coverages customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.

            SECTION 5.08. Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

            SECTION 5.09. Guarantee Requirement. The Borrower will cause the Guarantee Requirement to be satisfied at all times. Without limiting the foregoing, the Borrower will cause each of the Telecorp Guarantors to execute the Subsidiary Guarantee Agreement and deliver it to the Paying Agent, together with an opinion of Benjamin Stephens, Senior Corporate Attorney and Assistant Secretary of the Borrower, in the form of Exhibit D-2 hereto and all such evidence as the Paying Agent or its counsel shall request as to the power and authority of each Telecorp Guarantor to execute, deliver and perform its obligations under such Agreement and as to the incumbency of all officers of such Telecorp Guarantor executing, and their authority to execute, such Agreement, in each case not later than the second Business Day following June 30, 2003.

                                   ARTICLE VI

                               Negative Covenants

            The Borrower covenants and agrees with each Lender and each Agent that so long as any Commitment shall remain in effect or the principal of or interest on any Loan, any fees or any other expenses or amounts payable hereunder shall be unpaid, or any Letter of Credit shall be outstanding, unless the Required Lenders shall otherwise consent in writing:

            SECTION 6.01. Limitation on Liens. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it securing Indebtedness or any DoCoMo Repurchase Obligation, or enter into or be party to any Receivables Securitization Transaction, except:

            (a) any Lien existing on the date hereof and set forth in Schedule
      6.011 securing Indebtedness outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $50,000,000; provided that such Lien shall secure only those obligations that it secures on the date hereof and extensions, renewals, refinancings and replacements thereof that do not increase the principal amount thereof above that outstanding on the date hereof;

            (b) any Liens existing on any asset of any Person securing Indebtedness at the time such Person becomes a Subsidiary and not created in contemplation of such event;

            (c) any Lien on any fixed or capital asset securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset;

-------
(1)   This schedule will not list existing Receivables Securitzation
      Transactions.

      provided that such Lien attaches to such asset concurrently with or within 180 days of the acquisition thereof;

            (d) any Lien securing Indebtedness on any asset of any Person that shall not have been a Subsidiary existing at the time such Person is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

            (e) any Lien securing Indebtedness existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

            (f) any Lien arising out of the refinancing, replacement, extension, renewal or refunding of any Indebtedness (the "Original Indebtedness") secured by any Lien permitted by any of the foregoing clauses of this
      Section 6.01; provided that (i) such Indebtedness is not increased and is not secured by any additional assets of the Borrower or any Subsidiary;

            (g) Receivables Securitization Transactions in an aggregate amount not greater than $1,600,000,000;

            (h) Liens created in Tower Monetization Transactions securing Indebtedness in an aggregate amount not greater than $1,000,000,000; and

            (i) Liens not otherwise permitted by the foregoing clauses of this Section securing Indebtedness in an aggregate principal or face amount not greater than $500,000,000.

            SECTION 6.02. Limitations on Indebtedness.

            (a) On the last day of each fiscal quarter of the Borrower and, if the Maturity Date is to be extended as provided in Section 2.08, on the Termination Date, the Borrower will not permit the ratio of Consolidated Net Indebtedness of the Borrower and its Consolidated Subsidiaries on such date to Consolidated Operational EBITDA of the Borrower and its Consolidated Subsidiaries for the period of four consecutive fiscal quarters ending on such date (or if such date of determination shall not be the last day of a fiscal quarter, on the last day of the most recent fiscal quarter for which financial statements shall have been delivered under Section 5.02(a) or (b)) to exceed 4.0:1.0.

            (b) The Borrower will not permit any Consolidated Subsidiary to create, incur, assume or permit to exist any Indebtedness (including, solely for purposes of this Section, any Guarantee of the DoCoMo Repurchase Obligations) other than (i) Indebtedness existing on the date hereof and set forth in
Schedule 6.02 and any refinancing, extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decrease the weighted average life thereof, (ii) Indebtedness owed to the Borrower or any other Consolidated Subsidiary and not assigned or pledged by the obligee to any other Person, (iii) Indebtedness in connection with Receivables Securitization Transactions permitted pursuant to Section 6.01, (iv) Indebtedness existing at the time a Consolidated Subsidiary (not having previously been a Subsidiary) (A) becomes a Consolidated Subsidiary or (B) is merged or consolidated with or into a Consolidated Subsidiary), (v) Indebtedness created under this Agreement or the Subsidiary Guarantee Agreement or, (vi) other Indebtedness of Consolidated Subsidiaries in an aggregate principal amount not exceeding $500,000,000 at any time outstanding.

            SECTION 6.03. Interest Coverage Test. The Borrower will not permit the ratio of Consolidated Operational EBITDA of the Borrower and its Consolidated Subsidiaries to Consolidated Interest Expense of the Borrower and its Consolidated Subsidiaries for any period of four consecutive fiscal quarters to be less than 3.5:1.0.

            SECTION 6.04. Consolidations, Mergers and Sales of Assets. Nothing contained in this Agreement shall prevent any consolidation of the Borrower with, or merger of the Borrower into, another corporation or corporations (whether or not affiliated with the Borrower), or successive consolidations or mergers to which the Borrower or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of the Borrower (including stock of Subsidiaries) as an entirety or substantially as an entirety to any other corporation (whether or not affiliated with the Borrower) authorized to acquire and own or operate the same; provided, however, that the Borrower hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the due and punctual payment of the principal of and interest on all the Loans and the due and punctual performance and observance of all the covenants and conditions of this Agreement to be performed or observed by the Borrower shall be expressly assumed, by one or more agreements, reasonably satisfactory in form to the Required Lenders, executed and delivered to the Paying Agent by the corporation formed by such consolidation, or into which the Borrower shall have been merged, or which shall have acquired such property. In the case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Borrower, with the same effect as if it had been named herein.

            SECTION 6.05. Actions Limiting Amounts Permitted to be Guaranteed.(a) The Borrower will not permit the Telecorp Guarantors or the Tritel Guarantors to make or engage in any Restricted Payment or create, incur, assume or permit to exist any Indebtedness (as such terms are defined in the Telecorp Indentures and the Tritel Indentures, respectively), that would reduce the aggregate amount (the "Guaranteed Amount") of the Indebtedness under this Agreement and the Five-Year Credit Agreement that would be permitted under the covenants contained in such Indentures to be guaranteed by the Subsidiary Guarantee Agreement, other than Indebtedness permitted by Section 6.02(b)(i) and other than Restricted Payments and Indebtedness (in each instance created after the date hereof) that in the aggregate would reduce the Guaranteed Amount by not more than $100,000,000 for each of (a) the Telecorp Guarantors and (b) the Tritel Guarantors from that which the Guaranteed Amount would have been but for such Restricted Payments or Indebtedness . The Borrower will not permit the Telecorp Guarantors or the Tritel Guarantors to enter into any amendments to or modifications of the Telecorp Indentures or the Tritel Indentures that could have the effect of limiting or reducing the aggregate amount of the Indebtedness under this Agreement and the Five-Year Credit Agreement that would be permitted under the covenants contained in such Indentures to be guaranteed by the Subsidiary Guarantee Agreement.

                                  ARTICLE VII

                                Events of Default

            In case of the happening of any of the following events (each an "Event of Default"):

            (a) any representation or warranty made or deemed made in or in connection with the execution and delivery of this Agreement or the Borrowings hereunder, or any certificate or financial statement delivered hereunder, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

            (b) default shall be made in the payment of any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

            (c) default shall be made in the payment of any interest on any Loan or any fee or any other amount (other than an amount referred to in paragraph (b) above) due hereunder, when and as the same shall become due and payable, and such default shall continue unremedied for a period of ten days;

            (d) default shall be made in the due observance or performance of any covenant, condition or agreement contained in Section 5.01, 5.04 or
      5.05 or in Article VI;

            (e) default shall be made in the due observance or performance of any covenant, condition or agreement contained herein (other than those specified in (b), (c) or (d) above) and such default shall continue unremedied for a period of 30 days after notice thereof from the Paying Agent or any Lender to the Borrower;

            (f) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Borrower in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 30 consecutive days;

            (g) the Borrower shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law; or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Borrower or for any substantial part of its property or make any general assignment for the benefit of creditors; or the Borrower shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by the Borrower in furtherance of any of the aforesaid purposes;

            (h) the failure by the Borrower or any Subsidiary to make payments in respect of Material Financial Obligations when due or within any applicable grace period; or the occurrence of any event or condition that results in the acceleration of the maturity of Material Indebtedness;

            (i) one or more judgments for the payment of money in an aggregate amount in excess of $150,000,000 shall be rendered against the Borrower, any Significant Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Significant Subsidiary to enforce any such judgment;

            (j) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $150,000,000;

            (k) the Subsidiary Guarantee Agreement shall cease to be, or shall be asserted by the Borrower or any Subsidiary not to be, a legal, valid, binding and enforceable obligation of each Loan Party that is party thereto; or

            (l) the existence of any DoCoMo Repurchase Obligation, unless the Borrower is in pro forma compliance with Sections 6.02 and 6.03 of this Agreement (with such DoCoMo Repurchase Obligation being treated for purposes of testing such pro forma compliance as Indebtedness) as at and for the four consecutive fiscal quarters ending on the last day of the most recent fiscal quarter for which financial statements for the Borrower and its Consolidated Subsidiaries have been delivered under Section 5.02(a) or (b), determined as if such DoCoMo Repurchase Obligation, any payment that shall have been made in respect thereof and any related incurrence of Indebtedness had occurred as of the first day of such four fiscal quarter period;

then, and in every such event (other than an event described in paragraph (f) or (g) above), and at any time thereafter during the continuance of such event, the Paying Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take either or both of the following actions, at the same or different times: (i) terminate forthwith the Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding; and, in any event with respect to the Borrower described in paragraph (f) or (g) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein to the contrary notwithstanding.

                                  ARTICLE VIII

                                   The Agents

            In order to expedite the transactions contemplated by this Agreement, JPMCB is hereby appointed to act as Paying Agent on behalf of the Lenders and Issuing Banks, and JPMCB and Bank of America, N.A. are hereby appointed to act as Administrative Agents on behalf of the Lenders and Issuing Banks. Each of the Lenders and Issuing Banks hereby authorizes each Agent to take such actions on behalf of such Lender or Issuing Bank, as the case may be, and to exercise such powers as are specifically delegated to such Agent by the terms and provisions hereof, together with such actions and powers as are reasonably incidental thereto. The Paying Agent is hereby expressly authorized by the Lenders, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Banks all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender or any Issuing Bank its proper share of each payment so received; (b) to give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Paying Agent has actual knowledge acquired in connection with its agency hereunder; and (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower pursuant to this Agreement as received by the Paying Agent. It is understood that the Agents shall not have any duties or obligations except those expressly set forth herein.

            Neither any Agent nor any of its directors, officers, employees or agents shall be liable as such for any action taken or omitted by any of them except for its or his own gross negligence or willful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower of any of the terms, conditions, covenants or agreements contained in this Agreement. No Agent shall be responsible to the Lenders for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement or other instruments or agreements. Each Agent may deem and treat the Lender which makes any Loan as the holder of the indebtedness resulting therefrom for all purposes hereof until, in the case of the Paying Agent, the Paying Agent shall have received notice from such Lender or, in the case of any other Agent, such Agent shall have received notice from the Paying Agent that it received such notice from such Lender, in each case, given as provided herein, of the transfer thereof. Each Agent shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (or when expressly required hereby, all the Lenders) and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. Each Agent shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper person or persons. Neither any Agent nor any of its directors, officers, employees or agents shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower of any of their respective obligations hereunder or in connection herewith. Each Agent may execute any and all duties hereunder by or through agents appointed in good faith by such Agent or employees of any thereof and shall be entitled to rely upon the advice of legal counsel selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or suffered in good faith by it in accordance with the advice of such counsel.

            The Lenders hereby acknowledge that each Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders.

            Subject to the appointment and acceptance of a successor Paying Agent as provided below, any Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation of the Paying Agent, the Required Lenders shall have the right to appoint a successor Paying Agent acceptable to the Borrower. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Paying Agent gives notice of its resignation, then the retiring Paying Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Paying Agent which shall be a bank with an office in New York, New York, having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as a Paying Agent hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Paying Agent and the retiring Paying Agent shall be discharged from its duties and obligations hereunder. After any Agent's resignation hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent.

            With respect to the Loans made by it hereunder, any Agent in its individual capacity and not as an Agent shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent, and each Agent and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent.

            Each Lender agrees (i) to reimburse the Paying Agent, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by such Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower, and (ii) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as an Agent or any of them in any way relating to or arising out of this Agreement or any action taken or omitted by it or any of them under this Agreement to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents.

            Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any related agreement or any document furnished hereunder or thereunder.

            Each of the Borrower and its Subsidiaries and the Lenders acknowledges that Merrill Lynch Capital Corporation and Citibank, N.A. have no responsibilities or obligations pursuant to this Agreement in their capacity as syndication agents.

                                   ARTICLE IX

                                  Miscellaneous

            SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed or sent by telecopy, graphic scanning or other telegraphic communications equipment of the sending party, as follows:

            (a) if to the Borrower, to it at AT&T Wireless Services, Inc., to 8645 154th Avenue NE, Redmond, Washington 98052, Attention of Errol Harris, Treasurer (Facsimile No. (425) 580-8505, with a copy to Benjamin
      F. Stephens, Senior Corporate Attorney and Assistant Secretary (Facsimile No. (425) 580-8505);

            (b) if to the Paying Agent, to it at 270 Park Avenue, New York, New York 10017, Attention of William Rindfuss (Facsimile No. (415) 315-8586) with a copy to Ganesh Persaud (Facsimile No. (212) 552-5700), Loan & Agency Services, JPMorgan Chase Bank, 1 Chase Plaza, 8th Floor, New York, New York 10081;

            (c) if to an Administrative Agent, to it at its address (or telecopy number) set forth in Schedule 2.01;

            (d) if to a Lender, to it at its address (or telecopy number) set forth in Schedule 2.01 or in the Assignment and Acceptance pursuant to which such Lender became a party hereto; and

            (e) if to any Issuing Bank, to it at the address most recently specified by it in a notice delivered to the Paying Agent, the Administrative Agents and the Borrower.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy, graphic scanning or other telegraphic communications equipment of the sender, or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 10.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 10.01.

            SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Lenders and Issuing Banks and shall survive the making by the Lenders of the Loans and issuance of Letters of Credit by any Issuing Bank regardless of any investigation made by the Lenders or any Issuing Bank or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not been terminated.

            SECTION 9.03. Binding Effect. Except as provided in Section 4.02, this Agreement shall become effective when it shall have been executed by the Agents and when the Administrative Agent shall have received counterparts hereof which, when taken together bear the signature of each of the other parties hereto and their repsective successors and assigns and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent, any Issuing Bank, each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its respective rights or duties hereunder or any interest herein without the prior consent of all the Lenders and any attempted assignment without such consent shall be void.

            SECTION 9.04. Successors and Assigns.

            (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Borrower, the Agents, any Issuing Bank or the Lenders that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns (including any Affiliate of any Issuing Bank that issues any Letter of Credit).

            (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its

Commitment and the Loans at the time owing to it); provided, however, that (i) except in the case of an assignment to an Affiliate of such Lender or to a Federal Reserve Bank, the Borrower must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) in the case of an assignment made by a Lender to a Person other than a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Paying Agent) shall not be less than $5,000,000 (or the remaining balance of its Commitment) and the amount of the Commitment of such Lender remaining after such assignment shall not be less than $5,000,000 or shall be zero, (iii) the parties to each such assignment shall execute and deliver to the Paying Agent an Assignment and Acceptance, and a processing and recordation fee of $3,000 and (iv) the assignee, if it shall not be a Lender, shall deliver to the Paying Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (e) of this Section 10.04, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto (but shall continue to be entitled to the benefits of Sections 2.15, 2.17, 2.21 and 10.05, as well as to any fees accrued for its account hereunder and not yet paid)) and (C) Schedule 2.01 shall be deemed amended to give effect to such assignment. Notwithstanding the foregoing, any Lender assigning its rights and obligations under this Agreement may retain any Competitive Loans made by it outstanding at such time, and in such case shall retain its rights hereunder in respect of any Loans so retained until such Loans have been repaid in full in accordance with this Agreement.

            (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim, (ii) except as set forth in (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other instrument or document furnished pursuant hereto or the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.02 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon any Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to such Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

            (d) The Paying Agent shall maintain at one of its offices in the City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and the principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agents, the Issuing Banks and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, any Issuing Bank and each Lender, at any reasonable time and from time to time upon reasonable prior notice.

            (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with an Administrative Questionnaire completed in respect of the assignee (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) above and, if required, the written consent of the Borrower to such assignment, the Paying Agent shall (i) accept such Assignment and Acceptance and (ii) record the information contained therein in the Register.

            (f) Each Lender may, without the consent of the Borrower, any of the Agents, or any Issuing Bank, sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) each participating bank or other entity shall be entitled to the benefit of the cost protection provisions contained in Sections 2.15, 2.17 and 2.21 to the same extent as if it was the selling Lender, except that all claims and petitions for payment and payments made pursuant to such Sections shall be made through such selling Lender, and (iv) the Borrower, the Agents, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such selling Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right (and participating banks or other entities shall have no right) to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing any fees payable hereunder or the amount of principal of or the rate at which interest is payable on the Loans, or extending any scheduled principal payment date or date fixed for the payment of interest on the Loans).

            (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this
Section 10.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender by or on behalf of the Borrower; provided that, prior to any such disclosure, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of any such confidential information relating to the Borrower.

            (h) The Borrower shall not assign or delegate any of its respective rights and duties hereunder without the prior written consent of all Lenders and any attempted assignment without such consent shall be void.

            (i) Any Lender may at any time pledge all or any portion of its rights under this Agreement to a Federal Reserve Bank; provided that no such pledge shall release any Lender from its obligations hereunder or substitute any such Bank for such Lender as a party hereto. In order to facilitate such an assignment to a Federal Reserve Bank, the Borrower shall, at the request of the assigning Lender, duly execute and deliver to the assigning Lender a promissory note or notes in the form of Exhibit E hereto evidencing the Loans made to the Borrower by the assigning Lender hereunder.

            SECTION 9.05. Expenses; Indemnity.

            (a) The Borrower agrees to pay (i) all reasonable out-of-pocket expenses incurred by any Agent, including the reasonable fees, charges and disbursements of counsel for the Agents, in connection with the syndication of the credit facilities provided for herein and the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions hereof, and (ii) all reasonable out-of-pocket expenses incurred by any Issuing Bank in connection with the issuance, amendment renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender in connection with the enforcement or protection of its rights in connection with this Agreement or the Loans made or Letters of Credit issued hereunder, including the reasonable fees and disbursements of a single counsel for the Agents, the Lenders or any Issuing Bank.

            (b) The Borrower agrees to indemnify the Agents, each Issuing Bank and each Lender, their respective Affiliates, and their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any Indemnitee arising out of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the transactions contemplated thereby, (ii) the use of the proceeds of the Loans or Letters of Credit (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of any Indemnitee.

            (c) The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any investigation made by or on behalf of any Agent or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor.

            (d) All out-of-pocket expenses that any Lender may sustain or incur as a consequence of (a), (b), (c) or (d) of Section 2.17 but that are not included in the calculations made pursuant to the second and third sentences of
Section 2.17, shall be included in the amount or amounts payable to such Lender and in the manner provided pursuant to this Section 10.05.

            SECTION 9.06. Applicable Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

            SECTION 9.07. Waivers; Amendment.

            (a) No failure or delay of any Agent, any Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Banks and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

            (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such agreement shall (i) decrease the principal amount of, or extend the maturity of or any scheduled principal payment date or date for the payment of any interest on any Loan or LC Disbursement, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan or LC Disbursement, without the prior written consent of each Lender affected thereby,
(ii) increase the Commitment
or decrease the Facility Fee of any Lender without the prior written consent of such Lender, (iii) amend or modify the provisions of Section 2.18 or Section 10.04(h), the provisions of this Section or the definition of the "Required Lenders", or (iv) release all or substantially all the guarantors under the Subsidiary Guarantee Agreement from their obligations thereunder without the prior written consent of each Lender; provided further, however, that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or Issuing Bank hereunder without the prior written consent of such Agent or Issuing Bank, as the case may be. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section and any consent by any Lender pursuant to this Section shall bind any assignee of its rights and interests hereunder.

            SECTION 9.08. Entire Agreement. This Agreement, any promissory notes issued hereunder, and the Fee Letter constitute the entire contract among the parties relative to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the Fee Letter. Nothing in this Agreement or the Fee Letter expressed or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the Fee Letter.

            SECTION 9.09. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

            SECTION 9.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 10.03.

            SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

            SECTION 9.12. Jurisdiction, Etc.

            (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the fullest extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

            (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

            SECTION 9.13. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY), EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

            IN WITNESS WHEREOF, the Borrower, the Agents and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    AT&T WIRELESS SERVICES, INC.,

                                       by

                                         ---------------------------------------
                                          Name:
                                          Title:
                                          Website:


                                    JPMORGAN CHASE BANK, individually and as an Agent,

                                       by

                                         ---------------------------------------
                                          Name:
                                          Title:
                                          Website:


                                    BANK OF AMERICA, N.A., individually and as an Agent,

                                       by

                                         ---------------------------------------
                                          Name:
                                          Title:
                                          Website:

                                                                     EXHIBIT A-1

                         FORM OF COMPETITIVE BID REQUEST

JPMorgan Chase Bank, as Paying Agent
    for the Lenders referred to below,
270 Park Avenue
New York, N.Y. 10017

Attention: [Date]

Ladies and Gentlemen:

            The undersigned, AT&T Wireless Services, Inc. (the "Borrower"), refers to the Amended and Restated 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of March __, 2003 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders named therein, JPMorgan Chase Bank ("JPMCB") and Bank of America, N.A., as Administrative Agents, and JPMCB, as Paying Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.03(a) of the Credit Agreement that it requests a Competitive Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Competitive Borrowing is requested to be made:

            (A) Date of Competitive Borrowing (which is a Business Day)

            (B) Principal Amount of Competitive Borrowing(2)

            (C) Interest rate basis(3)

            (D) Interest Period and the last day thereof(4)

----------
(2) Not less than $5,000,000 (and in integral multiples of $1,000,000) or greater than the Total Commitment then available.

(3)   Eurodollar Loan or Fixed Rate Loan.

(4) Which shall be subject to the definition of "Interest Period" and end not later than the Termination Date.

            Upon acceptance of any or all of the Loans offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied.

Very truly yours,

AT&T WIRELESS SERVICES, INC.,


   by_______________________________
      Name:
      Title:  [Responsible Officer]

                                                                     EXHIBIT A-2

                    FORM OF NOTICE OF COMPETITIVE BID REQUEST

[Name of Lender]
[Address]

Attention: [Date]

Ladies and Gentlemen:

            Reference is made to the Amended and Restated 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of March __, 2003 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among AT&T Wireless Services, Inc. (the "Borrower"), the Lenders named therein, JPMorgan Chase Bank ("JPMCB") and Bank of America, N.A., as Administrative Agents, and JPMCB, as Paying Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower made a Competitive Bid Request on [ ], [2003][2004], pursuant to Section 2.03(a) of the Credit Agreement, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].(5) Your Competitive Bid must comply with Section 2.03(b) of the Credit Agreement and the terms set forth below on which the Competitive Bid Request was made:

            (A) Date of Competitive Borrowing

            (B) Principal amount of Competitive Borrowing

            (C) Interest rate basis

            (D) Interest Period and the last day thereof

Very truly yours,

JPMORGAN CHASE BANK, as Paying Agent,


   by_______________________________
      Name:
      Title:  [Responsible Officer]

--------
(5) The Competitive Bid must be received by the Paying Agent (i) in the case of Eurodollar Loans, not later than 9:30 a.m., New York City time, three Business Days before a proposed Competitive Borrowing, and (ii) in the case of Fixed Rate Loans, not later than 9:30 a.m., New York City time, on the Business Day of a proposed Competitive Borrowing.

                                                                     EXHIBIT A-3

                             FORM OF COMPETITIVE BID

JPMorgan Chase Bank, as Paying Agent
  for the Lenders referred to below,
270 Park Avenue
New York, N.Y. 10017

Attention:

Ladies and Gentlemen:

            The undersigned, [Name of Lender], refers to the Amended and Restated 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of March __, 2003 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among AT&T Wireless Services, Inc. (the "Borrower"), the Lenders named therein, JPMorgan Chase Bank ("JPMCB") and Bank of America, N.A., as Administrative Agents, and JPMCB, as Paying Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 2.03(b) of the Credit Agreement, in
response to the Competitive Bid Request made by the Borrower on [         ],
[2003][2004], and in that connection sets forth below the terms on which such Competitive Bid is made:

            (A) Principal Amount(6)

            (B) Competitive Bid Rate(7)

            (C) Interest Period and last day thereof

--------
(6) Not less than $5,000,000 or greater than the requested Competitive Borrowing and in integral multiples of $1,000,000. Multiple bids will be accepted by the Paying Agent.

(7) i.e., LIBO Rate + or - %, in the case of Eurodollar Loans or %, in the case of Fixed Rate Loans.

            The undersigned hereby confirms that it is prepared, subject to the conditions set forth in the Credit Agreement, to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with Section 2.03(d) of the Credit Agreement.

Very truly yours,

[NAME OF LENDER],


   by_______________________________
      Name:
      Title:

                                                                     EXHIBIT A-4

                  FORM OF COMPETITIVE BID ACCEPT/REJECT LETTER

JPMorgan Chase Bank, as Paying Agent
  for the Lenders referred to below,
270 Park Avenue
New York, N.Y. 10017

Attention:

Ladies and Gentlemen:

            The undersigned, AT&T Wireless Services, Inc. (the "Borrower"), refers to the Amended and Restated 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of March __, 2003 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders named therein, JPMorgan Chase Bank ("JPMCB") and Bank of America, N.A., as Administrative Agents, and JPMCB, as Paying Agent.

            In accordance with Section 2.03(c) of the Credit Agreement, we have received a summary of bids in connection with our Competitive Bid Request dated ___________ and in accordance with Section 2.03(d) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:


        Principal Amount       Fixed Rate Margin                Lender
        ----------------       -----------------                ------
           $                    [%]/[+/-.   %]
           $

We hereby reject the following bids:

        Principal Amount       Fixed Rate Margin                Lender
        ----------------       -----------------                ------
            $                    [%]/[+/-.   %]
            $

            The $      should be deposited in JPMorgan Chase Bank account
number [     ] on [date].

Very truly yours,

AT&T WIRELESS SERVICES, INC.,


   by

      Name:
      Title:

                                                                     EXHIBIT A-5

                        FORM OF STANDBY BORROWING REQUEST

JPMorgan Chase Bank, as Paying Agent
for the Lenders referred to below,
270 Park Avenue
New York, N.Y. 10017
                                                                          [Date]
Attention:

Ladies and Gentlemen:

            The undersigned, AT&T Wireless Services, Inc. (the "Borrower"), refers to the Amended and Restated 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of March __, 2003 (as it may be amended, modified, extended or restated from time to time, the "Credit Agreement"), among the Borrower, the Lenders named therein, JPMorgan Chase Bank ("JPMCB") and Bank of America, N.A., as Administrative Agents, and JPMCB, as Paying Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 2.04 of the Credit Agreement that it requests a Standby Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Standby Borrowing is requested to be made:

            (A) Date of Standby Borrowing (which is a Business Day)

            (B) Principal Amount of Standby Borrowing(8)

            (C) Interest rate basis(9)

            (D) Interest Period and the last day thereof(10)

-------
(8) Not less than $10,000,000 (and in integral multiples of $5,000,000) or greater than the Total Commitment then available.

(9)   Eurodollar Loan or ABR Loan.

(10) Which shall be subject to the definition of "Interest Period" and end not later than the Termination Date.

            Upon acceptance of any or all of the Loans made by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions to lending specified in Section 4.01(b) and (c) of the Credit Agreement have been satisfied.

Very truly yours,

AT&T WIRELESS SERVICES, INC.,


   by

      Name:
      Title:  [Responsible Officer]

                                                                       EXHIBIT C

                          AT&T WIRELESS SERVICES, INC.
                          ADMINISTRATIVE QUESTIONNAIRE

Please accurately complete the following information and return via FAX to the attention of Gloria Javier at JPMorgan Chase Bank as soon as possible.

FAX Number:  212-552-5700

LEGAL NAME TO APPEAR IN DOCUMENTATION:

--------------------------------------------------------------------------------

GENERAL INFORMATION - DOMESTIC LENDING OFFICE:

Institution Name:
                 ---------------------------------------------------------------
Street Address:
               -----------------------------------------------------------------
City, State, Zip Code:
                      ----------------------------------------------------------

GENERAL INFORMATION - EURODOLLAR LENDING OFFICE:

Institution Name:
                 ---------------------------------------------------------------
Street Address:
               -----------------------------------------------------------------
City, State, Zip Code:
                      ----------------------------------------------------------

CONTRACTS/NOTIFICATION METHODS:
CREDIT CONTACTS:

Primary Contact:
                ----------------------------------------------------------------
Street Address:
                ----------------------------------------------------------------
City, State, Zip Code:
                      ----------------------------------------------------------
Phone Number:
             -------------------------------------------------------------------
FAX Number:
           ---------------------------------------------------------------------
E-mail address:
               -----------------------------------------------------------------

Backup Contact:
               -----------------------------------------------------------------
Street Address:
                ----------------------------------------------------------------
City, State, Zip Code:
                      ----------------------------------------------------------
Phone Number:
             -------------------------------------------------------------------
FAX Number:
           ---------------------------------------------------------------------
E-mail address:
               -----------------------------------------------------------------

TAX WITHHOLDING:

Non Resident Alien  __________ Y*     __________ N
* Form W-8BEN or W-8ECI Enclosed
Tax ID Number  _______________________________

CONTACTS/NOTIFICATION METHODS:

ADMINISTRATIVE CONTACTS--BORROWINGS, PAYDOWNS, INTEREST, FEES, ETC.

Contact:
        ------------------------------------------------------------------------
Street Address:
                ----------------------------------------------------------------
City, State, Zip Code:
                      ----------------------------------------------------------
Phone Number:
             -------------------------------------------------------------------
FAX Number:
           ---------------------------------------------------------------------
E-mail address:
               -----------------------------------------------------------------

Backup Contact:
               -----------------------------------------------------------------
Street Address:
                ----------------------------------------------------------------
City, State, Zip Code:
                      ----------------------------------------------------------
Phone Number:
             -------------------------------------------------------------------
FAX Number:
           ---------------------------------------------------------------------
E-mail address:
               -----------------------------------------------------------------

BID LOAN NOTIFICATION:

Contact:
        ------------------------------------------------------------------------
Street Address:
                ----------------------------------------------------------------
City, State, Zip Code:
                      ----------------------------------------------------------
Phone Number:
             -------------------------------------------------------------------
FAX Number:
           ---------------------------------------------------------------------
E-mail address:
               -----------------------------------------------------------------

PAYMENT INSTRUCTIONS:

Name of Bank where funds are to be transferred:
                                               ---------------------------------

Routing Transit/ABA number of Bank where funds are to be transferred:
                                                                     -----------

Name of Account, if applicable:
                               -------------------------------------------------
Account Number:
               -----------------------------------------------------------------
Additional Information:
                       ---------------------------------------------------------

It is very important that all of the above information is accurately filled in and returned promptly. If there is someone other than yourself who should receive this questionnaire, please notify us of their name and FAX number and we will FAX them a copy of the questionnaire. If you have any questions, please call me at 212-552-7440.

                                                                       EXHIBIT C

                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE

            Reference is made to the Amended and Restated 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of March __, 2003 (as the same may be modified, amended, extended or restated from time to time, the "Credit Agreement"), among AT&T Wireless Services, Inc. (the "Borrower"), the lenders party thereto (the "Lenders"), JPMorgan Chase Bank ("JPMCB") and Bank of America, N.A., as Administrative Agents, and JPMCB, as Paying Agent for the Lenders (in such capacity, the "Paying Agent"). Terms defined in the Credit Agreement are used herein with the same meanings.

            1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below, the interests set forth below (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth herein in the Commitment of the Assignor on the Effective Date and the Competitive Loans (if noted on the attached Schedule) and Standby Loans owing to the Assignor which are outstanding on the Effective Date, together with the participations in Letters of Credit and unreimbursed LC disbursements held by the Assignor on the Effective Date together with unpaid interest accrued on the assigned Loans to the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement [(and such Assignor shall cease to be a party to the Credit Agreement (but shall continue to be entitled to the benefits of Sections 2.15, 2.17, 2.21 and 9.05 thereof, as well as to the LC Fees accrued for its accounts under the Credit Agreement and not yet paid))](11)

            2. This Assignment and Acceptance is being delivered to the Paying Agent together with (i) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.21(f) of the Credit Agreement, duly completed and executed by such Assignee, (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form of Exhibit B to the Credit Agreement and (iii) a processing and recordation fee of $3,500.

            3. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

--------
(11) To be included in the case of an Assignment and Acceptance covering all or the remaining portion of an Assignor's rights and obligations under the Credit Agreement.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:
Effective Date of Assignment
(may not be fewer than 5 Business
Days after the Date of Assignment):

                                                         Percentage Assigned of
                                                         Facility and Commitment
                                                         thereunder (set forth,
                               Principal Amount          to at least 8 decimals,
                               Assigned (and             as a percentage of the
                               identifying information   Facility and the
                               as to individual          aggregate Commitments of
                               Competitive Loans)        all Lenders thereunder)
                               -----------------------   ------------------------
Commitment Assigned:           $                         %
Standby Loans:
Competitive Loans, if any:

The terms set forth above and on the
reverse side hereof are hereby agreed to:       Accepted: as of________________

                                                Consented to (if required):
_________________________, as Assignor          AT&T WIRELESS SERVICES, INC..

By:                                             By:
   ---------------------------                     -----------------------------
Name:                                           Name:
     -------------------------                       ---------------------------
Title:                                          Title:
      ------------------------                        --------------------------

________________________, as Assignee

By:
   ---------------------------
Name:
     -------------------------
Title:
       -----------------------

                                          Consented to (if required):
                                          JPMORGAN CHASE BANK, as Agent,

                                          By:
                                             ----------------------------
                                          Name:
                                               --------------------------
                                          Title:
                                                -------------------------

                                                                       EXHIBIT D

                                     FORM OF

                             OPINION OF COUNSEL(12)

            1. AT&T Wireless Services, Inc. (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware,
(ii) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (iii) is qualified to do business in every jurisdiction within the United States where such qualification is required, except where the failure so to qualify would not reasonably be expected to result in a Material Adverse Effect on AT&T Wireless Services, Inc., and (iv) has all requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Agreement and to borrow funds thereunder.

            2. The execution, delivery and performance by AT&T Wireless Services, Inc. of each Loan Document, the Borrowings thereunder and the use of the proceeds thereof (i) have been duly authorized by all requisite corporate action and (ii) will not (a) violate (1) any provision of law, statute, rule or regulation (including without limitation, the Margin Regulations), or of the certificate of incorporation or other constitutive documents or by-laws of AT&T Wireless Services, Inc., (2) any order of any Governmental Authority the effect of which would reasonably be expected to result in a Material Adverse Effect or
(3) any provision of any agreement the effect of which would reasonably be expected to result in a Material Adverse Effect, (b) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any material agreement or (c) result in the creation or imposition of any lien upon any property or assets of AT&T Wireless Services, Inc.

            3. The Credit Agreement has been, and each Note when executed and delivered shall be, duly executed and delivered by AT&T Wireless Services, Inc. and the Credit Agreement constitutes, and each Note when executed and delivered shall constitute, a legal, valid and binding obligation of AT&T Wireless Services, Inc., in each case enforceable against AT&T Wireless Services, Inc. in accordance with its terms, subject as to the enforceability of rights and remedies to any applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

            4. No action, consent or approval of, registration or filing with, or any other action by, any Governmental Authority is or will be required in connection with the execution, delivery or performance by AT&T Wireless Services, Inc. of any Loan Document, the Borrowings thereunder or the use of proceeds thereof, except such as have been made or obtained and are in full force and effect.


---------
(12) Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Amended and Restated 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of March __, 2003, among AT&T Wireless Services, Inc., the lenders listed in
      Schedule 2.01 thereto, JPMorgan Chase Bank ("JPMCB") and Bank of America, N.A., as Administrative Agents, and JPMCB, as Paying Agent (the "Credit Agreement").

            5. Neither AT&T Wireless Services, Inc. nor any of its subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

                                                                       EXHIBIT E

                                    [FORM OF]
                                      NOTE

                            364-Day Credit Agreement

$ [Amount of Commitment]                                     New York, New York
                                                                          [Date]

            FOR VALUE RECEIVED, the undersigned, AT&T Wireless Services, Inc., a Delaware corporation (the "Borrower"), hereby promises to pay to the order of [Name of Lender] (the "Lender"), at the office of JPMorgan Chase Bank (the "Paying Agent") at 270 Park Avenue, New York, New York 10017, on the Termination Date (as defined in the Amended and Restated 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of March __, 2003 (as amended, modified or supplemented from time to time, the "Credit Agreement")), among the Borrower, the Lenders named therein, JPMorgan Chase Bank and Bank of America, N.A., as Administrative Agents, and the Paying Agent) the lesser of the
principal sum of [amount of Commitment in words] ($[     ]) and the aggregate
unpaid principal amount of all Loans (as defined in the Credit Agreement) made to the Borrower by the Lender pursuant to the Credit Agreement, in lawful money of the United States of America, in immediately available funds, and to pay interest on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum, from the dates and payable on the dates provided in the Credit Agreement.

            The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

            The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

            All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates and maturity dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note.

            The Loans evidenced hereby are Loans referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity thereof upon the happening of certain events, for optional and mandatory prepayment of the principal thereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                                          AT&T WIRELESS SERVICES, INC.


                                          By: ___________________________
                                          Name:  ________________________
                                          Title:  _______________________

                               Loans and Payments

                                                                 Unpaid    Name of
             Amount                                             Principal   Person
            and Type   Maturity                                  Balance    Making
   Date     of Loan      Date    Principal  Payments  Interest   of Note   Notation
   ----     -------      ----    ---------  --------  --------   -------   --------